As filed with the Securities and Exchange Commission on June 8, 2022

Registration No. -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BUSINESS WARRIOR CORP.

Wyoming	7372	52-2182990
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.

455 E Pebble Road - #230912

Las Vegas, NV

(855) 294-2900

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

 Northwest Registered Agent, LLC.

401 Ryland St., STE 200-A

Reno, NV, 89502

 (Name, address, including zip code, and telephone number, including area code, of agent service)

Copies to:

Jonathan Leinwand, Esq.

Jonathan D. Leinwand, P.A.

18305 Biscayne Blvd., Suite 200

Aventura, FL 33160

Phone: 954-903-7856

Fax: 954-252-4265

Approximate Date of Commencement of Proposed Sale to the Public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholder is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 6, 2022

PRELIMINARY PROSPECTUS

BUSINESS WARRIOR CORP.

129,000,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to shares of common stock, par value $0.0001 per share (the “Common Stock”), of Business Warrior Corp. (the “Company”, “we”, “us”, or “our”) by Keystone Capital Partners, LLC (“Keystone” or the “selling stockholder”).

The shares of Common Stock to which this prospectus relates consist of shares that have been or may be issued to Keystone pursuant to a purchase agreement between us and Keystone dated June 6, 2022 (the “Purchase Agreement”). We will also issue 25,000,000 shares of our Common Stock to Keystone as consideration for its irrevocable commitment to purchase our Common Stock under the Purchase Agreement. However, we will not issue to Keystone any number of shares that would cause them to beneficially own more than 4.99% of the issued and outstanding shares as calculated pursuant to Section 13(d) of the Securities Exchange Act.

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the shares by Keystone. However, we may receive proceeds of up to $25,000,000 from the sale of certain of the shares to Keystone, from time to time in our discretion after the date the registration statement that includes this prospectus is declared effective and after satisfaction of other conditions in the Purchase Agreement.

The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The selling stockholder may sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholder may sell the shares of Common Stock being registered pursuant to this prospectus.

We will pay the expenses of registering these shares, but all selling and other expenses incurred by the selling stockholder will be paid by the selling stockholder. See “Plan of Distribution.”

Our Common Stock is presently quoted on OTC Markets Group Inc. Pink Open Market (“OTC Markets”) under the symbol “BZWR.” On May 25, 2022, the last reported sale price of our Common Stock on OTC Markets was $.0275 per share.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 6, 2022

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ABOUT THIS PROSPECTUS

The registration statement on Form S-1, of which this prospectus forms a part and that we have filed with the Securities and Exchange Commission (the “SEC”), includes exhibits that provide more detail of the matters discussed in this prospectus.

Additionally, we incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under the section of this prospectus entitled “Where You Can Find More Information.” You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and in any free writing prospectus prepared by or on behalf of us. We have not, and the selling stockholder has not, authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any related free writing prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the selling stockholder are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we nor the selling stockholder have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus and any free writing prospectus related to this Offering are required to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

Unless the context otherwise requires, the terms “Business Warrior,” the “Company,” “we,” “us” and “our” refer to Business Warrior Corp. and our subsidiaries. We have registered our name, logo and the trademarks “Business Warrior” and related trademarks in the United States. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners. Except as set forth above and solely for convenience, the trademarks and trade names in this prospectus are referred to without the ®, © and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

This prospectus includes industry and market data and other information, which we have obtained from, or is based upon, market research, independent industry publications or other publicly available information. Although we believe each such source to have been reliable as of its respective date, we have not independently verified the information contained in such sources. Any such data and other information is subject to change based on various factors, including those described below under the heading “Risk Factors” and elsewhere in this prospectus.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus constitute forward-looking statements within the meaning of applicable securities laws. All statements contained in this registration statement that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “continue”, “expect”, “estimate”, “intend”, “may”, “plan”, “will”, “shall” and other similar expressions are generally intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All forward-looking statements are based on our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but on management’s expectations regarding future growth, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. Forward-looking statements involve significant known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those implied by forward-looking statements. These factors should be considered carefully and prospective investors should not place undue reliance on the forward-looking statements. Although the forward-looking statements contained in this registration statement or incorporated by reference herein are based upon what management believes to be reasonable assumptions, there is no assurance that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this registration statement or as of the date specified in the documents incorporated by reference herein, as the case may be. Important factors that could cause such differences, are incorporated by reference from our Annual Report on Form 10-K filed on October 14, 2021 and the other documents incorporated by reference into this prospectus, which include risks related to:

●	The Pandemic

○	The COVID-19 coronavirus pandemic (“COVID-19”) may adversely affect our business, results of operations, financial condition, liquidity and cash flow.

○

It is unclear how such restrictions, which will contribute to a general slowdown in the global economy, will affect our business, results of operations, financial condition and our future strategic plans.

●	Our Business

○	We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

○	We may not be able to continue as a going concern.

○	If we are unable to successfully compete in the marketplace, our business and financial condition could be materially adversely affected.

○	As regulation of cryptocurrencies is evolving, we may be negatively impacted by regulatory changes

○	Our business and strategic plans may require funding.

○	Our limited operating history does not afford investors a sufficient history on which to base an investment.

○	We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, we may not be able to grow effectively.

○

If we fail to manage growth or prepare for product scalability and integration effectively, it could have an adverse effect on our employee efficiency, product quality, working capital level and results of operations.

○	Our management team may not be able to successfully implement our business strategies.

○

If we are unable to retain key executives and other key affiliates, our growth could be significantly inhibited, and our business harmed with a material adverse effect on our business, financial condition and results of operations.

○

Our financial results may not meet the expectation of investors and may fluctuate because of many factors and, as a result, investors should not rely on our revenue and/or financial projections as indicative of future results.

○

Our management conducted an evaluation of the effectiveness of our internal control over financial reporting and concluded that our internal control over financial reporting was not effective as of December 31, 2021. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

○	We are operating in a highly competitive market and we are unsure as to whether there will be any consumer demand for our services.

○	There is no assurance that the Company will operate profitability or will generate positive cash flow.

○	We may be unsuccessful in our efforts to use digital and other viral marketing to expand customer awareness of our services.

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●	The Securities Markets and Investments in Our Securities

○	General securities market uncertainties resulting from COVID-19 and the Russian invasion of Ukraine.

○	Our executive officers and certain stockholders possess significant voting power, and through this ownership, could influence our Company and our corporate actions.

○	Liquidity of our common stock has been limited.

○	Our stock price may be volatile.

○	Our common stock is subject to price volatility unrelated to our operations.

○	A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

○

Sales of our currently issued and outstanding common stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

○	Concentrated ownership of our common stock creates a risk of sudden changes in our common stock price.

○	If we issue additional shares or derivative securities in the future, it may result in the dilution of our existing shareholders.

○	We do not plan to declare or pay any dividends to our stockholders in the near future.

○	The requirements of being a public company may strain our resources and distract management.

○

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and effect reported results of operations. “Penny Stock” rules may make buying or selling our common stock difficult.

In addition, risks related specifically to this offering are presented in the Risk Factors section of this prospectus on page 8.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on forward-looking statements contained in this prospectus.

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Business Warrior empowers small businesses to make data-driven decisions through our suite of solutions:

SaaS Platform for Business Growth

Organic Marketing & Advertising

Next-generation funding for SMB's

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We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference. It may not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and the financial statements and related notes included herein. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

Company Structure and History

Business Warrior Corp. (“Business Warrior”, “BZWR”, “we,” “us,” “our,” and the “Company”) comprises the former Kading Companies, and Bluume, LLC. Business Warrior was originally incorporated under the name Kading Companies, S.A., under the International Business Companies Ordinance of the Territory of the British Virgin Islands on October 10, 1995. Kading Companies was traded on the Pink Sheets of the OTC Markets under the stock ticker KDNG. On January 27, 2020, Kading Companies was redomiciled in Wyoming. Bluume, LLC was founded in 2014 and was a sales and marketing organization that provided small businesses with basic advertising, merchant services, white label Point of Sale systems, and a white label business analytics software. On January 31, 2020, Bluume, LLC completed a triangular reverse merger with Kading Companies (formerly KDNG) and changed its name to Business Warrior™. It is currently an active corporation in the state of Wyoming. The previous Bluume team took over all operations of the company and formed a new business plan, which replaced all former plans of the previous management team at Kading Companies. In July 2020, the company changed its stock ticker to BZWR. On March 18, 2022, we acquired Helix House, a premium marketing agency that provides small business advertising services including digital marketing (YouTube, Google, social media), traditional marketing (billboards, mailers, fliers, etc.), and social media content. Our website is https://businesswarrior.com/. Information contained on our website does not constitute part of and is not incorporated into this prospectus.

Company Overview

Small businesses drive our economy, employ our friends and families, and shape the communities around us. We continually enhance our software-as-a-service (SaaS) platform to improve businesses’ ability to make decisions that will lead to more customers, increase revenues, obtain access to growth capital, and build a professional legacy for themselves and their families. Business Warrior was formed to integrate advertising performance, financial data, and funding as a key source of success and growth for small businesses. Business Warrior created an online Software-as-a-Service (SaaS) platform to facilitate this growth objective. By helping businesses solve two of their biggest growth obstacles, i.e., customer acquisition and funding, we have become a leading source for small business growth.

We build predictive models that enable small businesses to make better marketing decisions, resulting in an increase in new customer growth. We do this by compiling thousands of online data points from small businesses. We also leverage unique data sets to provide loans to small businesses that have a high likelihood of succeeding and growing. We take all of that raw data and apply a proprietary algorithm built to reflect how that business is performing and how likely it is to gain additional new customers. This is the subscriber’s Business Warrior Score, which is provided for free to businesses. Like a personal credit score, the Business Warrior Score is a benchmark for business success. The Business Warrior Score is a core component of our business and is connected to each of our paid products and services including, basic marketing services (inherent in our SaaS), premium marketing services (through our subsidiary, Helix House), small business loans (Business Warrior Funding), and strategic revenue opportunities.

Our SaaS platform and funding solutions create a healthy appetite for strategic partnerships and new streams of revenue. It is through these partnerships that we evaluate possible acquisitions of other companies. Beyond looking at a company’s revenue, growth potential, and team, we look for ways that our technology would improve and grow our SaaS user base. We look for acquisitions to implement our technology and marketing solutions to increase higher retention rates and grow our SaaS platform, which in turn boosts our revenues. Acquisitions enable us to fast track our growth, add product solutions to our platform, expand our reach, supplement our team, and fulfill our corporate mission.

Corporate Information

Business Warrior Corporation was originally incorporated under the name Kading Companies, S.A. under the International Business Companies Ordinance of the Territory of the British Virgin Islands on October 10, 1995. On January 31, 2020, following an acquisition of Bluume LLC, dba Business Warrior, we changed its name to Business Warrior Corporation. currently an active corporation in the state of Wyoming. Our website address is https://businesswarrior.com/. Information contained on our website is not a part of this prospectus or the registration statement of which it forms a part.

Business Warrior, Business Warrior Funding, the Business Warrior logo, and other trade names, trademarks, or service marks of Business Warrior appearing in this prospectus are the property of Business Warrior. Trade names, trademarks, and service marks of other companies appearing in this prospectus are the property of their respective holders.

For a more thorough discussion of the Company’s business, see “Business” on page 34.

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THE OFFERING

Issuer	Business Warrior Corp,

Common Stock offered by the selling stockholder	Up to $25,000,000 worth of shares of our Common Stock, consisting of:

●

8,790,111 shares of our Common Stock initially issued to the selling stockholder as consideration for its commitment to purchase shares of our Common Stock under the Purchase Agreement (the “Commitment Shares”),

● up to approximately 120,209,889 shares of Common Stock that we may sell to the selling stockholder, from time to time at our sole discretion, pursuant to the Purchase Agreement, described below.

Common Stock outstanding prior to this Offering	441,714,119 shares (as of May 31, 2022)*
Common Stock outstanding immediately after this Offering	570,714,119 shares*

Trading symbol	Our Common Stock is currently listed on OTC Markets under the symbol “BZWR.”

Use of proceeds

The selling stockholder will receive all the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares of our Common Stock by the selling stockholder through this prospectus. However, we may receive gross proceeds of up to $25.0 million from the sale of our Common Stock to the selling stockholder under the Purchase Agreement. We will not receive any cash proceeds from the issuance of the Commitment Shares, or any additional Commitment Shares issued pursuant to the Purchase Agreement, to the selling stockholder under the Purchase Agreement. We intend to use any proceeds from the selling stockholder that we receive under the Purchase Agreement for working capital, strategic and general corporate purposes. See “Use of Proceeds” on page 20 for more information.

Risk factors	Investing in our securities involves a high degree of risk. As an investor you should be prepared to lose your entire investment See “Risk Factors” beginning on page 8.

* The above discussion excludes:

●	A number of shares of Common Stock issuable from the conversion of Series B and Series C preferred

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RISK FACTORS

An investment in our common stock involves a high degree of risk, including the potential loss of all or part of your investment. Before making an investment decision to purchase our common stock, you should carefully read and consider all the risks and uncertainties described below, some of which may be exacerbated by COVID-19, as well as other information included in this prospectus and the information incorporated by reference into this prospectus. The occurrence of any of the following risks or additional risks and uncertainties that are currently immaterial or unknown could have a material adverse effect on our business, results of operations, and financial condition and the price of our Common Stock could decline, and you may lose all or part of your investment. The following risk factors are not necessarily presented in order of relative importance and should not be considered to represent a complete set of all potential risks that could affect us. This prospectus contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in forward-looking statements as a result of specific factors, including the risks and uncertainties described below. See Cautionary Statement Regarding Forward-Looking Statements

In evaluating the Company, its business and any investment in the Company, readers should carefully consider the following factors:

Risks Related to this Offering

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the selling stockholder, or the actual gross proceeds resulting from those sales.

On June 6, 2022, we entered into the Purchase Agreement with Keystone Capital Partners LLC, pursuant to which the selling stockholder has committed to purchase up to $25,000,000 in shares of our Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to the selling stockholder at our discretion from time to time over a 24-month period commencing on the Commencement Date.

We generally have the right to control the timing and amount of any sales of our shares of Common Stock to the selling stockholder under the Purchase Agreement. Sales of our Common Stock, if any, to the selling stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the selling stockholder all, some or no additional amount of the shares of our Common Stock that may be available for us to sell to selling stockholder pursuant to the Purchase Agreement.

Because the purchase price per share to be paid by the selling stockholder for the shares of Common Stock that we may elect to sell to them under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the selling stockholder under the Purchase Agreement, the purchase price per share that the selling stockholder will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the selling stockholder under the Purchase Agreement, if any.

Moreover, although the Purchase Agreement provides that we may sell up to an aggregate of $25,000,000 of our Common Stock to the selling stockholder, we are registering 129,000,000 shares of our Common Stock, which is fewer shares than necessary to realize the Total Commitment. Therefore, the actual gross proceeds from the sale of the shares may be substantially less than the $25,000,000 Total Commitment available to us under the Purchase Agreement. If it becomes necessary for us to issue and sell to the selling stockholder under the Purchase Agreement more shares than the shares being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to the Total Commitment of $25,000,000 under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the selling stockholder of any such additional shares of our Common Stock over the 129,000,000 shares registered in this Registration Statement that we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the selling stockholder under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial number of shares of Common Stock in addition to the 129,000,000 shares of our Common Stock being registered for resale by the selling stockholder under this prospectus could cause additional substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for sale by the selling stockholder is dependent upon the number of shares of Common Stock, if any, we ultimately sell to the selling stockholder under the Purchase Agreement.

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Any issuance and sale by us under the Purchase Agreement of a substantial number of shares of Common Stock in less than or greater than the number of shares of our Common Stock being registered for resale by the selling stockholder under this prospectus could cause substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for sale by the selling stockholder is dependent upon the number of shares of Common Stock we ultimately sell to the selling stockholder under the Purchase Agreement.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the selling stockholder. If and when we do elect to sell shares of our Common Stock to the selling stockholder pursuant to the Purchase Agreement, after the selling stockholder has acquired such shares, the selling stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the selling stockholder in this Offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the selling stockholder in this Offering as a result of future sales made by us to the selling stockholder at prices lower than the prices such investors paid for their shares in this Offering.

We may require additional financing to sustain our operations and without it we may not be able to continue operations.

Subject to the terms and conditions of the Purchase Agreement, we may, at our discretion, direct the selling stockholder to purchase up to $25,000,000 of shares of our Common Stock under the Purchase Agreement from time-to-time over a 24-month period beginning on the Commencement Date. Although the Purchase Agreement provides that we may sell up to an aggregate of $25,000,000 of our Common Stock to the selling stockholder and we are registering 129,000,000 shares of our Common Stock. The purchase price per share for the shares of Common Stock that we may elect to sell to the selling stockholder under the Purchase Agreement, if any additional shares, will fluctuate based on the market prices of our Common Stock. Accordingly, it is not currently possible to predict the number of shares that will be sold to the selling stockholder, if any additional shares, the actual purchase price per share to be paid by the selling stockholder for those shares, or the actual gross proceeds to be raised in connection with those sales.

Assuming a purchase price of $.0275 per share (which represents the closing price of our Common Stock on OTC Markets on May 25, 2022), the purchase by the selling stockholder of all of the remaining shares available under the Purchase Agreement from and after the Commencement Date would result in aggregate gross proceeds to us of approximately $3,305,772 which is substantially less than the $25,000,000 Total Commitment available to us under the Purchase Agreement.

Accordingly, in order to receive aggregate gross proceeds equal to the $25,000,000 Total Commitment available to us under the Purchase Agreement, we would need to issue and sell to the selling stockholder under the Purchase Agreement more than the number of shares of our Common Stock being registered (unless the average per share purchase price paid by the selling stockholder for all shares of Common Stock sold under the Purchase Agreement equals or exceeds $0.198 in which case we would have sufficient authorized shares of Common Stock), and (ii) to file with the SEC one or more additional registration statements to register under the Securities Act the resale by the selling stockholder any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the selling stockholder under the Purchase Agreement.

The extent to which we rely on the selling stockholder as a source of funding will depend on a number of factors including, the prevailing market price of our Common Stock and the extent to which we are able to secure working and other capital from other sources. If obtaining sufficient funding from the selling stockholder were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding in order to satisfy our working and other capital needs. Even if we were to sell to the selling stockholder all of the shares of Common Stock available for sale to the selling stockholder under the Purchase Agreement, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences may be a material adverse effect on our business, operating results, financial condition and prospects.

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Sales of our common stock to the Selling Stockholder may cause substantial dilution to our existing stockholders, the sale of the shares of our common stock acquired by the Selling Stockholder could cause the price of our common stock to decline, and the actual number of shares we will issue under the Purchase Agreement, at any one time or in total, is uncertain.

This registration statement relates to an aggregate amount of up to $25,000,000 of shares of our common stock that we may sell to the Selling Stockholder from time to time prior to the expiration of 24 months. The number of shares ultimately offered for sale to the Selling Stockholder under this prospectus supplement is dependent upon the number of shares we elect to sell to the Selling Stockholder under the Purchase Agreement. See “Committed Equity Financing” for more information about our obligations under the Purchase Agreement.

Depending upon market liquidity at the time, sales of shares of our common stock under the Purchase Agreement may cause the trading price of our common stock to decline. After the Selling Stockholder has acquired shares under the Purchase Agreement, it may sell all, some or none of those shares. Sales to the Selling Stockholder by us pursuant to the Purchase Agreement under this prospectus supplement may result in substantial dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock to the Selling Stockholder in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to the Selling Stockholder (other than the mandatory purchase notice described above that we are obligated to issue), and the Purchase Agreement may be terminated by us at any time at our discretion without penalty.

The extent to which we rely on Keystone as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. The aggregate number of shares that we can sell to the Selling Stockholder under the Purchase Agreement may in no case exceed the number of shares authorized but not issued or reserved unless the average per share purchase price paid by the selling stockholder for all shares of Common Stock sold under the Purchase Agreement equals or exceeds $0.0197 or we obtain stockholder approval increase the number of authorized shares of Common Stock.

Future sales and issuances of our Common Stock or other securities might result in significant dilution and could cause the price of our Common Stock to decline.

To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions other than those contemplated by the Purchase Agreement, at prices and in a manner we determine from time to time. We may sell shares or other securities in another offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We cannot predict what effect, if any, sales of shares of our Common Stock in the public market or the availability of shares for sale will have on the market price of our Common Stock. However, future sales of substantial amounts of our Common Stock in the public market, including shares issued upon exercise of outstanding options, warrants and convertible preferred shares, or the perception that such sales may occur, could adversely affect the market price of our Common Stock.

Management will have broad discretion as to the use of the proceeds from the Offering and uses may not improve our financial condition or market value.

Because we have not designated the amount of net proceeds from the Offering to be used for any particular purpose, our management will have broad discretion as to the application of such net proceeds and could use them for purposes other than those contemplated hereby. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

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Risks related to our Business

Our growth is dependent on our ability to retain existing customers and secure additional subscriptions, cross-sell opportunities from existing customers, and customer attrition or downgrades could harm our future operating results.

Our ability to grow revenue and achieve profitability depends, in part, on customer renewals, upgrades and cross-sales to existing customers exceeding downgrades and customer attrition. However, we may not be able to increase our penetration within our existing customer base as anticipated and we may not otherwise retain subscriptions from existing customers. Our customers may choose to not renew or upgrade their subscriptions, or may downgrade, because of several factors, including dissatisfaction with our prices, features or performance relative to competitive offerings, reductions in our customers’ spending levels, unused services or volume or limited adoption or use of our applications. In addition, we may not be successful in cross-selling new applications to our existing customers. If our customers do not upgrade or renew their subscriptions or purchase additional applications from us, or if they downgrade their subscriptions, our revenue may grow more slowly than expected or may decline, and our financial performance may be adversely affected.

Any failure to offer high-quality customer service may adversely affect our relationships with our customers and our financial results.

Our customers depend on our fulfillment organization to manage the post-sale customer lifecycle, including to implement new applications for our customers, provide training and ongoing education services and resolve technical issues relating to our applications. We may be unable to respond quickly enough to accommodate short-term increases in demand for our managed services (Marketplace). We also may be unable to modify the format of our managed services to compete with changes in similar services provided by our competitors. Increased customer demand for these services, without corresponding revenue, could increase costs and adversely affect our operating results. In addition, our sales process is highly dependent on the reliable functional operation of our applications, our business reputation and positive recommendations from our existing customers. Any failure to maintain high-quality customer service, or a market perception that we do not maintain high-quality customer service, could adversely affect our reputation, our ability to sell our applications to existing and prospective customers and our business, operating results and financial position.

If the market for small business software develops more slowly than we expect, or declines, our business could be adversely affected.

The market for cloud-based software applications is not as mature as the market for legacy on-premise enterprise systems, and it is uncertain whether cloud-based software will achieve and sustain high levels of customer demand and market acceptance. Our success will depend to a substantial extent on increased adoption of cloud-based software, and of our software applications in particular. We do not know whether the adoption of cloud-based software will continue to grow and displace manual processes and traditional tools. It is difficult to predict customer adoption rates and demand for our applications, the future growth rate and size of the cloud-based software application market or the entry of competitive products. The expansion of the cloud-based software application market depends on a number of factors, including the cost, performance and perceived value, as well as the ability of cloud-based software companies to address security and privacy concerns. If other cloud-based software providers experience security incidents, loss of customer data, disruptions in delivery or other problems, the market for cloud-based software applications as a whole, including our software, may be negatively affected. If cloud-based software applications do not achieve widespread adoption, or there is a reduction in demand caused by a lack of customer acceptance, technological challenges, weakening economic conditions, security or privacy concerns, competing technologies and products, decreases in business spending or otherwise, our revenues may decrease and our business could be adversely affected.

Failure to maintain and expand our sales organization may negatively impact our revenue growth.

We sell our managed services solutions primarily through a direct sales organization comprised of inside sales and business development personnel. In addition, we have an indirect sales organization, which sells to distributors and value-added resellers. Growing sales to both new and existing customers is in part dependent on our ability to maintain and expand our sales force. Identifying, recruiting and training additional sales personnel requires significant time, expense and attention. It can take several weeks or longer before our sales representatives are fully-trained and productive. Our business may be adversely affected if our efforts to expand and train our sales organization do not generate a corresponding increase in revenue. In particular, if we are unable to hire, develop and retain sales personnel or if our new sales personnel are unable to achieve expected sales productivity levels in a reasonable period of time or at all, our revenue may grow more slowly than expected or decline and our business may be harmed.

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If we are unable to increase market awareness of our company and our applications, our revenue may not continue to grow, or may decline.

Market awareness of our company and our applications is essential to our ability to generate new leads for expanding our business and our continued growth. If we fail to sufficiently invest in our marketing programs or they are unsuccessful in creating market awareness of our company and our applications, our revenue may grow more slowly than expected or may decline and our financial performance may be adversely affected.

The markets in which we participate are intensely competitive, and if we do not compete effectively, our operating results could be adversely affected.

The overall market for cloud-based software is rapidly evolving and subject to changing technology, shifting customer needs and frequent introductions of new applications. The intensity and nature of our competition varies significantly. Many of our competitors and potential competitors are larger and have greater brand name recognition, longer operating histories, larger marketing budgets and significantly greater resources than we do. Some of our smaller competitors may offer applications on a stand-alone basis at a lower price than us due to lower overhead or other factors, while some of our larger competitors may offer applications at a lower price in an attempt to cross-sell additional products in the future or retain a customer using a different application.

We believe there are a limited number of direct competitors that provide a comprehensive cloud-based software offering and managed services. However, we face competition both from point solution providers, including legacy on-premise enterprise systems, and other cloud-based software vendors that may address one or more of the functional elements of our applications, but are not designed to address a broad range of the small business’s needs. In addition, we face competition from manual processes and traditional tools, such as paper-based techniques, spreadsheets, email and “word-of-mouth” marketing.

Any disruption of service at the data centers that house our equipment and deliver our software applications could harm our business.

While we procure and operate all infrastructure equipment delivering our applications, third parties operate the data centers that we use. While we control and have access to our servers and all of the other components of our network that are located in our external data centers, we do not control the operation of these data centers and we are therefore vulnerable to disruptions, power outages or other issues the data centers experience. We have experienced and expect that we will in the future experience interruptions, delays and outages in service and availability from time to time.

The owners of our data centers have no obligation to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew these agreements on commercially reasonable terms, or if one of our data center operators is acquired, we may be required to transfer our servers and other infrastructure to new data centers, and we may incur significant costs and possible service interruption in connection with doing so.

Our data centers are vulnerable to damage or interruption from human error, malicious acts, earthquakes, hurricanes, tornados, floods, fires, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures and similar events. For example, certain of our data centers are located in an area known for seismic activity, increasing our susceptibility to the risk that an earthquake could significantly harm the operations of this facility. The occurrence of a natural disaster or an act of terrorism, vandalism or other misconduct, a decision to close the data centers without adequate notice or other unanticipated problems could result in lengthy interruptions in availability of our applications.

Any changes in third-party service levels at our data centers or any errors, defects, disruptions or other performance problems with our applications could harm our reputation and may damage our customers’ businesses. Interruptions in availability of our applications might reduce our revenue, cause us to issue credits to customers, subject us to potential liability, and cause customers to terminate their subscriptions or decide not to renew their subscriptions with us.

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If we fail to adequately manage our data center infrastructure capacity, our existing customers may experience service outages and our new customers may experience delays in the deployment of our applications.

We have experienced significant customer growth, which increases the amount of data, data processing, and bandwidth needed to run our service. We aim to maintain sufficient capacity in our operations infrastructure to meet the needs of all of our customers. However, preparing data center infrastructure expansion requires time and resources. If we do not accurately predict our infrastructure capacity requirements with sufficient lead time, our customers could experience service impairment that may subject us to financial penalties and could cause us to lose customers. If our data center infrastructure capacity fails to keep pace with increased subscriptions, customers may experience delays or reductions in the quality of our service as we seek to obtain additional capacity, which could harm our reputation and harm our business.

Security breaches may harm our business.

Our applications may involve the storage and transmission of our customers’ proprietary and confidential information, including personal or identifying information regarding their employees and customers. Any security breaches, unauthorized access, unauthorized usage, virus or similar breach or disruption could result in loss of confidential information, damage to our reputation, early termination of our contracts, litigation, regulatory investigations, indemnity obligations or other liabilities. If our security measures or those of our third-party data centers are breached as a result of third-party action, employee error, malfeasance or otherwise and, as a result, someone obtains unauthorized access to customer data, our reputation will be damaged, our business may suffer and we could incur significant liability. Because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any or all of these issues could negatively affect our ability to attract new customers, cause existing customers to elect not to renew or upgrade their subscriptions, result in reputational damage or subject us to third-party lawsuits, regulatory fines or other action or liability, which could adversely affect our operating results.

Our success depends on our ability to adapt to technological change and continue to innovate.

The overall market for cloud-based software is rapidly evolving and subject to changing technology, shifting customer needs and frequent introductions of new applications. Our ability to attract new customers and increase revenue from existing customers will depend in large part on our ability to develop or acquire new applications and enhance and improve existing applications. To achieve market acceptance for our applications, we must effectively anticipate and offer applications that meet changing customer demands in a timely manner. Customers may require features and capabilities that our current applications do not have. We may experience difficulties that could delay or prevent our development, acquisition or implementation of new applications and enhancements.

If we are unable to successfully develop or acquire new cloud-based capabilities and functionality, enhance our existing applications to anticipate and meet customer preferences, sell our applications into new markets or adapt to changing industry standards in cloud-based software, our revenue and results of operations would be adversely affected.

Adverse economic conditions may reduce our customers’ ability to spend money on information technology or cloud-based software, or our customers may otherwise choose to reduce their spending on information technology or cloud-based software, which may adversely impact our business.

Our business depends on the overall demand for information technology and cloud-based software spend and on the economic health of our current and prospective customers. If worldwide economic conditions become unstable, our existing customers and prospective customers may re-evaluate their decision to purchase our applications. Weak global economic conditions or a reduction in information technology or cloud-based software spending by our customers, could harm our business in a number of ways, including longer sales cycles and lower prices for our applications.

We rely on third-party software that is required for the development and deployment of our applications, which may be difficult to obtain or which could cause errors or failures of our applications.

We rely on software licensed from or hosted by third parties to offer our applications. In addition, we may need to obtain licenses from third parties to use intellectual property associated with the development of our applications, which might not be available to us on acceptable terms, or at all. Any loss of the right to use any software required for the development, maintenance, and delivery of our applications could result in loss of functionality in our applications until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated, which could harm our business. Any errors or defects in third-party software could result in errors or a failure of our applications, which could harm our business.

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If our applications contain serious errors or defects we may lose revenue and market acceptance and we may incur costs to defend or settle product liability claims.

Complex software applications such as ours often contain errors or defects, particularly when first introduced or when new versions or enhancements are released. Our current and future applications may contain serious defects.

Since our customers use our applications for critical business purposes, defects or other performance problems could negatively impact our customers and could result in:

•	loss or delayed market acceptance and sales;
•	sales credits or refunds for prepaid amounts related to unused subscription services;
•	cancelled contracts and loss of customers;
•	diversion of development and customers service resources; and
•	injury to our reputation.

The costs incurred in correcting any material errors or defects might be substantial and could adversely affect our operating results. Although our customer agreements typically contain provisions designed to limit our exposure to certain of the claims above, existing or future laws or unfavorable judicial decisions could negate these limitations. Even if not successful, a product liability claim brought against us would likely be a distraction to management, time-consuming and costly to resolve, and could seriously damage our reputation in the marketplace, making it harder for us to sell our applications. Additionally, our errors and omissions insurance may be inadequate or may not be available in the future on acceptable terms, or at all, and our policy may not cover all claims made against us and defending a suit, regardless of its merit, could be costly and divert management’s attention.

If we fail to integrate our applications with other software applications and competitive or adjacent offerings that are developed by others, or fail to make our applications available on mobile and other handheld devices, our applications may become less marketable, less competitive or obsolete and our operating results could be harmed.

Our applications integrate with a variety of other software applications, and also with competing and adjacent third-party offerings, and we need to continuously modify and enhance our platform to adapt to changes in cloud-enabled hardware, software, networking, browser and database technologies. Any failure of our applications to integrate effectively with other software applications and product offerings could reduce the demand for our applications or result in customer dissatisfaction and harm to our business. If we are unable to respond to changes in the applications and tools with which our applications integrate in a cost-effective manner, our applications may become less marketable, less competitive or obsolete. Competitors may also impede our attempts to create integration between our applications and competitive offerings, which may decrease demand for our applications. In addition, an increasing number of individuals within organizations are utilizing devices other than personal computers, such as mobile phones, tablets and other handheld devices, to access the Internet and corporate resources and to conduct business. If we cannot effectively make our applications available on these devices, we may experience difficulty attracting and retaining customers.

If we fail to develop and maintain relationships with third parties, our business may be harmed.

Our business depends in part on the development and maintenance of technology integration, joint sales and reseller relationships. Maintaining relationships with third parties requires significant time and resources, as does integrating third-party content and technology. Further, third parties may not perform as expected under any relationships that we may enter into, and we may have disagreements or disputes with third parties that could negatively affect our brands and reputation. If we are unsuccessful in establishing or maintaining relationships with third parties, our ability to compete in the marketplace or to grow our revenue could be impaired and our operating results could suffer.

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Our use of open-source software could negatively affect our ability to sell our applications and subject us to possible litigation.

A portion of our applications incorporate open-source software, and we expect to continue to incorporate open-source software in the future. Few of the licenses applicable to open-source software have been interpreted by courts, and their application to the open-source software integrated into our proprietary software may be uncertain. Moreover, we cannot provide any assurance that we have not incorporated additional open-source software in our applications in a manner that is inconsistent with the terms of the license or our current policies and procedures. If we fail to comply with these licenses, we may be subject to certain requirements, including requirements that we offer our applications that incorporate the open-source software for no cost, that we make available source code for modifications or derivative works we create based upon, incorporating or using the open-source software and that we license such modifications or derivative works under the terms of applicable open-source licenses. If an author or other third party that distributes such open source software were to allege that we had not complied with the conditions of one or more of these licenses, we could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, enjoined from the sale of our applications that contained the open source software and required to comply with the foregoing conditions, which could disrupt the distribution and sale of some of our applications. In addition, there have been claims challenging the ownership of open-source software against companies that incorporate open-source software into their products. As a result, we could be subject to suits by parties claiming infringement due to the reliance by our applications on certain open-source software. Litigation could be costly for us to defend, have a negative effect on our operating results and financial condition or require us to devote additional research and development resources to change our applications.

We could incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights.

In recent years, there has been significant litigation involving patents and other intellectual property rights in our industry. Companies providing software are increasingly bringing and becoming subject to suits alleging infringement of proprietary rights, particularly patent rights, and to the extent we gain greater market visibility, we face a higher risk of being the subject of intellectual property infringement claims. We do not have a significant patent portfolio, which could prevent us from deterring patent infringement claims through our own patent portfolio, and our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have. The risk of patent litigation has been amplified by the increase in the number of a type of patent holder, which we refer to as a non-practicing entity, whose sole business is to assert such claims and against whom our own intellectual property portfolio may provide little deterrent value. We could incur substantial costs in prosecuting or defending any intellectual property litigation. If we sue to enforce our rights or are sued by a third-party that claims that our applications infringe its rights, the litigation could be expensive and could divert our management resources.

In addition, in most instances, we have agreed to indemnify our customers against claims that our applications infringe the intellectual property rights of third parties. Our business could be adversely affected by any significant disputes between us and our customers as to the applicability or scope of our indemnification obligations to them. Any intellectual property litigation to which we might become a party, or for which we are required to provide indemnification, may require us to do one or more of the following:

•	cease selling or using applications that incorporate the intellectual property that we allegedly infringe;
•	make substantial payments for legal fees, settlement payments or other costs or damages;
•	obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology; or
•	redesign the allegedly infringing applications to avoid infringement, which could be costly, time-consuming or impossible.

If we are required to make substantial payments or undertake any of the other actions noted above as a result of any intellectual property infringement claims against us or any obligation to indemnify our customers for such claims, such payments or actions could harm our business.

Changes in laws or regulations related to the Internet may diminish the demand for our applications and any failure of the Internet infrastructure could have a negative impact on our business.

We deliver our cloud-based applications through the Internet. Federal, state or foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting data privacy and the use of the Internet. In addition, government agencies or private organizations may begin to impose taxes, fees or other charges for accessing the Internet or on commerce conducted via the Internet. Increased enforcement of existing laws and regulations, as well as any laws, regulations or changes that may be adopted or implemented in the future, could limit the growth of the use of cloud-based applications or communications generally, result in a decline in the use of the Internet and the viability of cloud-based applications such as ours and reduce the demand for our applications.

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The success of our cloud-based software applications depends on the development and maintenance of the Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security, as well as the timely development of complementary products for providing reliable Internet access and services. The Internet has experienced, and is likely to continue to experience, significant growth in the amount of traffic and may be unable to support such demands. In addition, problems caused by viruses, worms, malware and similar programs may harm the performance of the Internet. Any outages and delays in the Internet could reduce the level of usage of our services, which could materially adversely affect our business, financial condition, results of operations and prospects.

Privacy concerns and laws or other domestic or foreign regulations may reduce the effectiveness of our applications and adversely affect our business.

Our customers may use our applications in the future to collect, use and store personal or identifying information regarding their customers and employees. Federal, state and foreign government bodies and agencies have adopted, are considering adopting or may adopt laws and regulations regarding the collection, use, storage and disclosure of personal information obtained from individuals. The costs of compliance with, and other burdens imposed by, such laws and regulations that are applicable to the businesses of our customers may limit the use and adoption of our applications and reduce overall demand, or lead to significant fines, penalties or liabilities for any noncompliance with such privacy laws. Furthermore, privacy concerns may cause our customers to resist providing the personal data necessary to allow them to use our applications effectively. Even the perception of privacy concerns, whether or not valid, may inhibit market adoption of our applications in certain industries. All of these legislative and regulatory initiatives may adversely affect our customers’ ability to process, handle, store, use and transmit demographic and personal information from their customers and employees, which could reduce demand for our applications.

In addition to government activity, privacy advocacy groups and the technology and other industries are considering various new, additional or different self-regulatory standards that may place additional burdens on us. If the processing of personal information were to be curtailed in this manner, our applications would be less effective, which may reduce demand for our applications and adversely affect our business.

We may become subject to additional compliance costs as data protection laws evolve worldwide.

In certain instances, the Company is or may become subject to applicable privacy and data protection laws and regulations. The laws and regulations relating to privacy and data protection are evolving, may impose inconsistent or conflicting standards among jurisdictions, can be subject to significant change and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions. For example, the EU data protection regime, the General Data Protection Regulation (“GDPR”) became effective on May 25, 2018, and, in addition to imposing stringent obligations relating to privacy, data protection, and information security, authorizes fines up to 4% of global annual revenue or €20 million, whichever is greater, for some types of violations. Although we do not currently focus our marketing efforts in Europe, nor do we currently have a meaningful European customer base, in the future, as we grow, we may need to incur additional costs to comply with GDPR.

Further, on January 1, 2020, the California Consumer Privacy Act, or CCPA, went into effect. CCPA, among other things, requires covered companies to provide new disclosures to California consumers, and afford such consumers new abilities to opt-out of certain sales of personal information. CCPA’s applicability to our operations depends in part on our revenue size and the location of our customer base. The CCPA provides for civil penalties for violations, as well as a private right of action that may increase related litigation. As CCPA is a relatively new regulation, we cannot yet fully predict the impact of the CCPA on our business or operations, but it may require us to modify our data processing practices and policies and to incur substantial costs and expenses in an effort to comply.

In addition to government regulation, privacy advocates and industry groups may propose self-regulatory standards from time to time. These and other industry standards may legally or contractually apply to us, or we may elect to comply with such standards or to facilitate compliance with such standards. We also expect that there will continue to be new proposed laws, regulations and standards relating to privacy and data protection in various jurisdictions, and we cannot determine the impact such future laws, regulations and standards may have on our business. Future restrictions on the collection, use, sharing or disclosure of data, or associated requirements, could require us to incur additional costs or modify our platform, possibly in a material manner, which we may be unable to achieve in a commercially reasonable manner or at all, and which could limit our ability to develop new features. Because the interpretation and application of laws, standards, contractual obligations, and other obligations relating to privacy and data protection are uncertain, it is possible that these laws, standards, contractual obligations, and other obligations may be interpreted and applied in a manner that is inconsistent with our current data management practices, our privacy, data protection, or data security policies or procedures, or the features of the Business Warrior network.

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Any violations of laws and regulations relating to privacy, data protection, or the safeguarding of private information could subject our Company or any users to fines, penalties or other regulatory actions, as well as to civil actions by affected parties. Any such violations could also result in negative publicity and harm to our or our users’ reputations. Any such violations also could adversely affect our ability to develop and successfully commercialize our products.

Risks Related to our Funding Product

Worsening economic conditions may result in decreased demand for our loans, cause our customers’ default rates to increase and harm our operating results.

Uncertainty and negative trends in general economic conditions in the United States and abroad, including significant tightening of credit markets, historically have created a difficult environment for companies in the lending industry. Many factors, including factors that are beyond our control, may have a detrimental impact on our operating performance. These factors include general economic conditions, unemployment levels, energy costs and interest rates, as well as events such as natural disasters, acts of war, terrorism and catastrophes.

Our customers are small businesses. Accordingly, our customers have historically been, and may in the future remain, more likely to be affected or more severely affected than large enterprises by adverse economic conditions. These conditions may result in a decline in the demand for our loans by potential customers or higher default rates by our existing customers. If a customer defaults on a loan payable to us, the loan enters a collections process where our systems and collections teams initiate contact with the borrower for payments owed. If a loan is subsequently charged off, we generally sell the loan to a third-party collection agency and receive only a small fraction of the remaining amount payable to us in exchange for this sale.

There can be no assurance that economic conditions will remain favorable for our business or that demand for our loans or default rates by our customers will remain at current levels. Reduced demand for our loans would negatively impact our growth and revenue, while increased default rates by our customers may inhibit our access to capital, hinder the growth of our Business Warrior platform and negatively impact our profitability. Furthermore, we have received a large number of applications from potential customers who do not satisfy the requirements for a Business Warrior Funding loan. If an insufficient number of qualified small businesses apply for our loans, our growth and revenue could decline.

If the information provided by customers to us is incorrect or fraudulent, we may misjudge a customer’s qualification to receive a loan and our operating results may be harmed.

Our lending decisions are based partly on information provided to us by loan applicants. To the extent that these applicants provide information to us in a manner that we are unable to verify, the Business Warrior Score may not accurately reflect the associated risk. In addition, data provided by third-party sources is a significant component of the Business Warrior Score and this data may contain inaccuracies. Inaccurate analysis of credit data that could result from false loan application information could harm our reputation, business and operating results.

In addition, we use identity and fraud checks analyzing data provided by external databases to authenticate each customer’s identity. There is a risk, however, that these checks could fail, and fraud may occur. We may not be able to recoup funds underlying loans made in connection with inaccurate statements, omissions of fact or fraud, in which case our revenue, operating results and profitability will be harmed. Fraudulent activity or significant increases in fraudulent activity could also lead to regulatory intervention, negatively impact our operating results, brand and reputation and require us to take steps to reduce fraud risk, which could increase our costs.

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Our current level of interest rate spread may decline in the future. Any material reduction in our interest rate spread could reduce our profitability.

We earn a substantial majority of our revenues from interest payments on the loans we make to our customers. The interest rates we charge to our customers and pay to our lenders could each be affected by a variety of factors, including access to capital based on our business performance, the volume of loans we make to our customers, competition and regulatory requirements.

These interest rates may also be affected by a change over time in the mix of the types of products we sell to our customers and investors and a shift among our channels of customer acquisition. Interest rate changes may adversely affect our business forecasts and expectations and are highly sensitive to many macroeconomic factors beyond our control, such as inflation, recession, the state of the credit markets, changes in market interest rates, global economic disruptions, unemployment and the fiscal and monetary policies of the federal government and its agencies. Any material reduction in our interest rate spread could have a material adverse effect on our business, results of operations and financial condition.

The lending industry is highly regulated. Changes in regulations or in the way regulations are applied to our business could adversely affect our business.

The regulatory environment in which lending institutions operate has become increasingly complex, and following the financial crisis of 2008, supervisory efforts to enact and apply relevant laws, regulations and policies have become more intense. Changes in laws or regulations or the regulatory application or judicial interpretation of the laws and regulations applicable to us could adversely affect our ability to operate in the manner in which we currently conduct business or make it more difficult or costly for us to originate or otherwise make additional loans, or for us to collect payments on loans by subjecting us to additional licensing, registration and other regulatory requirements in the future or otherwise. For example, if our loans were determined for any reason not to be commercial loans, we would be subject to many additional requirements, and our fees and interest arrangements could be challenged by regulators or our borrowers. A material failure to comply with any such laws or regulations could result in regulatory actions, lawsuits and damage to our reputation, which could have a material adverse effect on our business and financial condition and our ability to originate and service loans and perform our obligations to investors and other constituents.

A proceeding relating to one or more allegations or findings of our violation of such laws could result in modifications in our methods of doing business that could impair our ability to collect payments on our loans or to acquire additional loans or could result in the requirement that we pay damages and/or cancel the balance or other amounts owing under loans associated with such violation. We cannot assure you that such claims will not be asserted against us in the future. To the extent it is determined that the loans we make to our customers were not originated in accordance with all applicable laws, we would be obligated to repurchase from the entity holding the applicable loan any such loan that fails to comply with legal requirements. We may not have adequate resources to make such repurchases.

Our ability to collect payment on loans and maintain accurate accounts may be adversely affected by computer viruses, physical or electronic break-ins, technical errors and similar disruptions.

The automated nature of our platform may make it an attractive target for hacking and potentially vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Despite efforts to ensure the integrity of our platform, it is possible that we may not be able to anticipate or to implement effective preventive measures against all security breaches of these types, in which case there would be an increased risk of fraud or identity theft, and we may experience losses on, or delays in the collection of amounts owed on, a fraudulently induced loan. In addition, the software that we have developed to use in our daily operations is highly complex and may contain undetected technical errors that could cause our computer systems to fail. Because each loan that we make involves our proprietary automated underwriting process, any failure of our computer systems involving our automated underwriting process and any technical or other errors contained in the software pertaining to our automated underwriting process could compromise our ability to accurately evaluate potential customers, which would negatively impact our results of operations. Furthermore, any failure of our computer systems could cause an interruption in operations and result in disruptions in, or reductions in the amount of, collections from the loans we make to our customers.

Additionally, if a hacker were able to access our secure files, he or she might be able to gain access to the personal information of our customers. While we have taken steps to prevent such activity from affecting our platform, if we are unable to prevent such activity, we may be subject to significant liability, negative publicity and a material loss of customers, all of which may negatively affect our business.

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Our business depends on our ability to collect payment on and service the loans we make to our customers.

We rely on unaffiliated banks for the Automated Clearing House, or ACH, transaction process used to disburse the proceeds of newly originated loans to our customers and to automatically collect scheduled payments on the loans. As we are not a bank, we do not have the ability to directly access the ACH payment network, and must therefore rely on an FDIC-insured depository institution to process our transactions, including loan payments. Although we have built redundancy between these banks’ services, if we cannot continue to obtain such services from our current institutions or elsewhere, or if we cannot transition to another processor quickly, our ability to process payments will suffer. If we fail to adequately collect amounts owing in respect of the loans, as a result of the loss of direct debiting or otherwise, then payments to us may be delayed or reduced and our revenue and operating results will be harmed.

Our allowance for loan losses is determined based upon both objective and subjective factors and may not be adequate to absorb loan losses.

We face the risk that our customers will fail to repay their loans in full. We reserve for such losses by establishing an allowance for loan losses, the increase of which results in a charge to our earnings as a provision for loan losses. We have established an evaluation process designed to determine the adequacy of our allowance for loan losses. While this evaluation process uses historical and other objective information, the classification of loans and the forecasts and establishment of loan losses are also dependent on our subjective assessment based upon our experience and judgment. Actual losses are difficult to forecast, especially if such losses stem from factors beyond our historical experience, and unlike traditional banks, we are not subject to periodic review by bank regulatory agencies of our allowance for loan losses. As a result, there can be no assurance that our allowance for loan losses will be comparable to that of traditional banks subject to regulatory oversight or sufficient to absorb losses or prevent a material adverse effect on our business, financial condition and results of operations.

We will require substantial additional funding to achieve our business goals. If we are unable to obtain this funding when needed and on acceptable terms, we could be forced to delay, limit or terminate our product development efforts.

Developing software-as-a-service (SAAS) products rely on expansive research, software development and expansive operations in order to serve the target market. Once research is performed, the correct development funding along with priorities of development cycles must be determined before a full product launch occurs and a subscriber is able to experience the new features or pay for the new service(s). Before launching any new products, we typically establish beta testing before commercial scale, and establish and develop quality control, regulatory, marketing, sales and administrative capabilities to support our existing products and pursue potential additional products. We are also responsible for the payments to third parties of expenses that may include milestone payments and maintenance fees. Because the outcome of any new product process is highly uncertain, we cannot reasonably estimate the actual amount funding necessary to successfully complete the development, regulatory approval process and commercialization of any future product candidates we may identify. Additional funds may not be available when we need them, on terms that are acceptable, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit or terminate one or more research or development programs or the commercialization of any product candidates or be unable to expand operations or otherwise capitalize on business opportunities, as desired, which could materially affect our business, prospects, financial condition and results of operations.

To be successful, we need to attract and retain qualified personnel.

Our success will depend to a significant extent on our ability to identify, attract, hire, train and retain qualified professional, creative, technical and managerial personnel. Competition for the caliber of talent required to support subscribers may be high. We cannot assure you that we will be successful in identifying, attracting, hiring, training and retaining such personnel in the future. If we were unable to hire, assimilate and retain qualified personnel in the future, such inability could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

Liquidity Risk

The Company’s operations present a liquidity risk. Liquidity risk is the risk that the Company will not be able to meet its obligations associated with financial liabilities. The Company relies on injections of capital through the issuance of the Company’s capital stock to settle its liabilities when they become due.

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USE OF PROCEEDS

This prospectus relates to shares of Common Stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the resale of shares of Common Stock by the selling stockholder.

We may receive up to $25 million in gross proceeds pursuant to the Purchase Agreement. We estimate that the net proceeds to us from the sale of our Common Stock to the selling stockholder pursuant to the Purchase Agreement, less our fees and expenses would be up to $24.9 million over an approximately 24-month period, assuming that we receive all $25 million in gross proceeds pursuant to the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.

We intend to use any proceeds from the selling stockholder that we receive under the Purchase Agreement for working capital, strategic and general corporate purposes. We cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of our shares pursuant to the Purchase Agreement. Therefore, our management will have broad discretion to determine the specific use for the net proceeds and we may use the proceeds for purposes that are not contemplated at the time of this Offering.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

COMMITTED EQUITY FINANCING

General

On June 6, 2022, we entered into the Purchase Agreement and the Registration Rights Agreement with Keystone. Pursuant to the Purchase Agreement, we have the right to sell to the selling stockholder up to a Total Commitment of $25,000,000 in shares of our Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by the selling stockholder of shares of Common Stock that we have issued and may issue to the selling stockholder under the Purchase Agreement.

We do not have further right to commence any sales of our Common Stock to the selling stockholder under the Purchase Agreement until the Commencement, which is the time when all of the conditions to our right to commence sales of our Common Stock to the selling stockholder set forth in the Purchase Agreement have been satisfied, including that the registration statement that includes this prospectus is declared effective by the SEC and the final form of this prospectus is filed with the SEC. From and after the Commencement, we will control the timing and amount of any sales of our Common Stock to the selling stockholder. Actual sales of shares of our Common Stock to the selling stockholder under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for our company and our operations.

The purchase price of the shares of Common Stock that we elect to sell to the selling stockholder pursuant to a Fixed Purchase under the Purchase Agreement will be equal to equal to eighty percent (80%) of the arithmetic average of the Closing Sale Prices for the Common Stock during the five (5) consecutive Trading-Day period ending on the Fixed Purchase Date. There is no upper limit on the price per share that the selling stockholder could be obligated to pay for the Common Stock under the Purchase Agreement.

The Purchase Agreement prohibits us from directing the selling stockholder to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by the selling stockholder (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in the selling stockholder beneficially owning more than the Beneficial Ownership Cap of 4.99% of the outstanding Common Stock.

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Because the purchase price per share to be paid by the selling stockholder for the shares of Common Stock that we may elect to sell to the selling stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock for each Fixed Purchase made pursuant to the Purchase Agreement, if any, as of the date of this prospectus it is not possible for us to predict the number of shares of Common Stock that we will sell to the selling stockholder under the Purchase Agreement, the actual purchase price per share to be paid by the selling stockholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of May 31, 2022, there were 441,714,119 shares of our Common Stock outstanding, of which 432,623,866 shares were held by non-affiliates. If all the shares offered for resale by the selling stockholder under this prospectus were issued and outstanding as of May 31, 2022, such shares would represent approximately 29.2% of the total number of shares of our Common Stock outstanding and approximately 29.8% of the total number of outstanding shares held by non-affiliates, in each case as of May 31, 2022.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which the Company sells shares of Common Stock to the selling stockholder. To the extent the Company sells shares under the Purchase Agreement, the Company currently plans to use any proceeds therefrom for costs of this transaction, for working capital, strategic and other general corporate purposes.

The issuance of our Common Stock to the selling stockholder pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

As consideration for the selling stockholder’s irrevocable commitment to purchase shares of Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, concurrently with the execution and delivery of the Purchase Agreement, the Company will issue to the selling stockholder up to 25,000,000 shares of Common Stock (the “Commitment Shares”), with 8,790,111 shares of Common Stock issued on the Closing Date, and the remainder, if any, to be issued on such Commitment Date(s) as directed by the selling stockholder pursuant to the Purchase Agreement, but will not issue to the selling stockholder any shares that would cause the selling stockholder to exceed the 4.99% beneficial ownership cap.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Neither the Company nor the selling stockholder may assign or transfer its rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties.

Purchase of Shares by Keystone Capital Partners LLC

Upon the terms and subject to the conditions set forth in the Purchase Agreement, we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period from and after the Commencement Date, to direct the selling stockholder to purchase up to a maximum amount of shares of Common Stock based on a percentage of total volume on the purchase at the applicable purchase price per share to be calculated on the trading day the selling stockholder receives purchase notice from the Company (the “Fixed Purchase Date”) in accordance with the Purchase Agreement (each, a “Fixed Purchase”), so long as (in addition to the conditions described elsewhere in this prospectus):

●

the closing sale price of the Common Stock on such VWAP Purchase Exercise Date is equal to or greater than $0.02 (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement); and

●

all shares of Common Stock subject to all prior Fixed Purchase notices delivered by the Company to Keystone, under the Purchase Agreement have theretofore been received by Keystone, in electronic form as DWAC Shares.

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The maximum number of shares of Common Stock that Keystone is required to purchase in any single VWAP Purchase under the Purchase Agreement (the “Fixed Purchase Maximum Amount”) means an amount equal to the product of (i) twenty percent (20%) of the average trading volume of the common stock on the principal trading market for the five (5) Trading Days immediately preceding the date of delivery of a Fixed Purchase Notice (a “Purchase Notice Date”) multiplied by (ii) the volume weighted average price for the Common Stock during regular trading hours during a Trading Day on the Trading Market on the Fixed Purchase Date. Such number of shares of Common Stock which, when aggregated with all other shares of Common Stock then beneficially owned by Keystone and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in Keystone beneficially owning a number of shares of Common Stock equal to (or approximating as closely as possible without exceeding) the Beneficial Ownership Cap; and

The purchase price per share of Common Stock to be purchased by Keystone, LLC in a Fixed Purchase (the “Fixed Purchase Price”) will be equal to eighty percent (80%) of the arithmetic average of the Closing Sale Prices for the Common Stock during the five (5) consecutive Trading-Day period ending on the Fixed Purchase Date for such Fixed Purchase, if the Common Stock is then listed on the Trading Market, (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs. There is no upper limit on the price per share that Keystone could be obligated to pay for the Common Stock we elect to sell to Keystone in any VWAP Purchase under the Purchase Agreement.

Conditions Precedent to Commencement and For Delivery of Fixed Purchase Notices

Our right to deliver Fixed Purchase notices to the selling stockholder under the Purchase Agreement, and the selling stockholder’s obligation to Fixed Purchase notices delivered by us under the Purchase Agreement, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, on the applicable Fixed Purchase Exercise Date for each Fixed Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of the selling stockholder’s control, which conditions including the following:

●	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

●

the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

●

the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to the selling stockholder under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and the selling stockholder being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement) to resell all of the shares of Common Stock included in this prospectus (and included in any such additional prospectuses);

●

the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to the selling stockholder under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the Common Stock for offering or sale in any jurisdiction;

●

there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to the selling stockholder under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in light of the circumstances under which they were made) not misleading;

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●

this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall have been filed with the SEC;

●

trading in the Common Stock shall not have been suspended by the SEC or the Principal Market, the Company shall not have received any final and non-appealable notice that the quotation of the Common Stock on the Principal Market shall be terminated on a date certain (unless, prior to such date, the Common Stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock;

●

the Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;

●

the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;

●

the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

●

all of the shares of Common Stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on The Nasdaq Capital Market (or if the Common Stock is not then listed on The Nasdaq Capital Market, on any Eligible Market), subject only to notice of issuance;

●	no condition, occurrence, state of facts or event constituting a material adverse effect shall have occurred and be continuing;

●

the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and

●

the receipt by the selling stockholder of the opinions, bring-down opinions and negative assurances from outside counsel to the Company in the forms mutually agreed to by the Company and the selling stockholder prior to the date of the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

●	the first day of the month next following the 24-month anniversary of the Commencement Date;

●

the date on which the selling stockholder shall have purchased shares of Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to its $25,000,000 Total Commitment under the Purchase Agreement;

●	the date on which the Common Stock shall have failed to be listed or quoted on the Principal Market or any other Eligible Market; and

●

the date on which the Company commences a voluntary bankruptcy case or any third party commences a bankruptcy proceeding against the Company, a custodian is appointed for the Company in a bankruptcy proceeding for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

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We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon 10 trading days’ prior written notice to the selling stockholder. We and the selling stockholder may also terminate the Purchase Agreement at any time by mutual written consent.

The selling stockholder also has the right to terminate the Purchase Agreement upon 10 trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

●	the occurrence of a Material Adverse Effect (as defined in the Purchase Agreement);

●	the occurrence of a Fundamental Transaction (as defined in the Purchase Agreement) involving the Company;

●

our failure to file with the SEC, or the SEC’s failure to declare effective, the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement, within the time periods set forth in the Registration Rights Agreement;

●

the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to the selling stockholder for the resale of all of the shares of Common Stock included therein, and such lapse or unavailability continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, other than due to acts of Keystone;

●

trading in the Common Stock on the Principal Market (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) has been suspended for a period of three consecutive trading days.

No termination of the Purchase Agreement by us or by the selling stockholder will become effective prior to the first Trading Day immediately following the applicable settlement date related to any pending Fixed Purchase that has not been fully settled in accordance with the terms and conditions of the Purchase Agreement, and will not affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending Fixed Purchase (as applicable), and both we and the selling stockholder have agreed to complete our respective obligations with respect to any such pending Fixed Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

No Short-Selling or Hedging by Keystone

The selling stockholder has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our Common Stock during any time prior to the termination of the Purchase Agreement.

Prohibition on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified variable rate transactions during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Common Stock after the date of issuance.

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Effect of Performance of the Purchase Agreement on our Stockholders

All shares of Common Stock that have been or may be issued or sold by us to the selling stockholder under the Purchase Agreement that are being registered under the Securities Act for resale by the selling stockholder in this offering are expected to be freely tradable. The shares of Common Stock being registered for resale in this offering (excluding the up to 25,000,000 shares of Common Stock (the “Commitment Shares”), with 8,790,111 shares of Common Stock issued on the Closing Date, and the remainder, if any, to be issued on such Commitment Date(s) as directed by the selling stockholder pursuant to the Purchase Agreement) may be issued and sold by us to the selling stockholder from time to time at our discretion over a period of up to 24 months commencing on the Commencement Date. The resale by the selling stockholder of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, by the selling stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the selling stockholder all, some or none of the shares of our Common Stock that may be available for us to sell to the selling stockholder pursuant to the Purchase Agreement.

If and when we do elect to sell shares of our Common Stock to the selling stockholder pursuant to the Purchase Agreement, after the selling stockholder has acquired such shares, the selling stockholder may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the selling stockholder in this Offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the selling stockholder in this Offering as a result of future sales made by us to the selling stockholder at prices lower than the prices such investors paid for their shares in this Offering. In addition, if we sell a substantial number of shares to the selling stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the selling stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Although the Purchase Agreement provides that we may sell up to an aggregate of $25,000,000 of our Common Stock to the selling stockholder, we are registering 129,000,000 shares of our Common Stock. If after the Commencement Date we elect to sell to the selling stockholder all of the 129,000,000 shares of Common Stock being registered for resale under this prospectus that are available for sale by us to the selling stockholder in Fixed Purchases under the Purchase Agreement, depending on the market prices of our Common Stock the applicable Fixed Purchase Valuation Period for each Fixed Purchase made pursuant to the Purchase Agreement, the actual gross proceeds from the sale of the shares may be substantially less than the $25,000,000 Total Commitment available to us under the Purchase Agreement. If it becomes necessary for us to issue and sell to the selling stockholder under the Purchase Agreement more shares being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to the Total Commitment of $25,000,000 under the Purchase Agreement, we would have to register additional shares.

In such case, in order to receive aggregate gross proceeds equal to the $25,000,000 Total Commitment available to us under the Purchase Agreement, we would need to issue and sell to the selling stockholder under the Purchase Agreement more than the number of shares of our Common Stock being registered, which, would require us to file with the SEC one or more additional registration statements to register under the Securities Act the resale by the selling stockholder any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the selling stockholder under the Purchase Agreement.

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The following table sets forth the amount of gross proceeds we would receive from the selling stockholder from our sale of shares of Common Stock to the selling stockholder under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to the Selling Stockholder (2)	Gross Proceeds from the Sale of Shares to the Selling Stockholder Under the Purchase Agreement (3)
$0.0275	(4)	119,961,299	21.36%	$3,298,936
$0.05		119,961,299	21.36%	$5,998,065
$0.10		119,961,299	21.36%	$11,996,130
$0.15		119,961,299	21.36%	$17,994,195
$0.20		119,961,299	21.36%	$23,992,260
$0.25		100,000,000	18.46%	$25,000,000
$0.50		50,000,000	10.17%	$25,000,000	(5)

(1) Although the Purchase Agreement provides that we may sell up to $25,000,000 of our Common Stock to the stockholder, we are only registering 129,000,000 shares under this prospectus, of which 8,790,111 shares are a commitment fee to Keystone, which may or may not cover all of the shares we ultimately sell to the stockholder under the Purchase Agreement.

(2) The denominator is based on 441,714,119 shares outstanding as of May 31, 2022, adjusted to include the issuance of the number of shares set forth in the adjacent column that we would have sold to the selling stockholder in future sales, assuming the average purchase price in the first column for all shares issued. The numerator is based on the number of shares issuable pursuant to future sales under the Purchase Agreement (that are the subject of this Offering) at the corresponding assumed average purchase price set forth in the first column.

(3) This amount assumes that the shares registered and sold do not include any of the commitment shares. We are obligated to issue up to 25,000,000 commitment shares, but we may only issue that number of commitment shares to Keystone such that their beneficial ownership of the commitment shares does not exceed 1.99% of our total issued and outstanding shares.

(4) The closing sale price of our Common Stock on May 25, 2022.

(5) The number of registered shares to be issued are limited by the Total Commitment of $25,000,000 in shares of our Common Stock.

SELLING STOCKHOLDER

This prospectus relates to the offer and sale by the selling stockholder of up to 129,000,000 shares of common stock that have been and may be issued by us to the selling stockholder under the Purchase Agreement. For additional information regarding the shares of common stock included in this registration statement, see the section titled “Committed Equity Financing” above. We are registering the shares of common stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with the selling on June 6, 2022, in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, the selling stockholder has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling stockholder” means Keystone Capital Partners LLC.

The table below presents information regarding the selling stockholder and the shares of common stock that may be resold by the selling stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of May 31, 2022. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock being offered for resale by the selling stockholder under this prospectus. The selling stockholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the selling stockholder will hold the shares before selling them, and we know of no existing arrangements between the selling stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting power, including the power to vote or to direct the voting of such shares, and/or investment power, including the power to dispose or to direct the disposition of such shares. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 441,714,119 shares outstanding as of May 31, 2022.

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Because the purchase price per share to be paid by the selling stockholder for the shares of common stock that we may, in our discretion, elect to sell to the selling stockholder from time to time after the date of this prospectus in Fixed Purchases pursuant to the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock at the times we elect to sell such shares to the selling stockholder in Fixed Purchases under the Purchase Agreement, it is not possible for us to predict, as of the date of this prospectus and prior to any such Fixed Purchases under the Purchase Agreement, the actual number of shares of common stock that we will sell to the selling stockholder under the Purchase Agreement, which may be fewer than the number of shares of common stock being offered for resale by the selling stockholder under this prospectus. The fourth column assumes the resale by the selling stockholder of all of the shares of common stock being offered pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number(1)	Percent(2)		Number(3)	Percent(2)
Keystone Capital Partners LLC(4)	2,528,056	.6%	129,000,000	0	0%

* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)

This number represents 2,528.056 shares previously purchased by Keystone. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the selling stockholder may be required to purchase from us at our election from time to time after the date of this prospectus pursuant to VWAP Purchases under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the selling stockholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the VWAP Purchases of common stock are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to the selling stockholder to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by the selling stockholder, would cause the selling stockholder’s beneficial ownership of common stock to exceed the 4.99% Beneficial Ownership Limitation.

(2)	Applicable percentage ownership is based on 441,714,119 shares of our common stock outstanding as of May 31, 2022.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)

The business address of Keystone Capital Partners, LLC is 139 Fulton Street, Suite 412, New York, NY 10038. Keystone’s principal business is that of a private investor. Fredric Zaino is the managing member of Keystone, and the beneficial owner of 51% of the membership interests in Keystone. We have been advised that neither Mr. Zaino nor Keystone Capital Partners, LLC is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Zaino as to beneficial ownership of the securities beneficially owned directly by Keystone Capital Partners, LLC.

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PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the selling stockholder, Keystone Capital Partners LLC. The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The selling stockholder has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The selling stockholder has informed us that each such broker-dealer will receive commissions from the selling stockholder that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the selling stockholder may be less than or in excess of customary commissions. Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the selling stockholder.

We know of no existing arrangements between the selling stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling stockholder, any compensation paid by the selling stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the selling stockholder. As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, (i) we have issued to the selling stockholder 8,790,111 shares of our common stock as the initial issuance of Commitment Shares upon execution of the Purchase Agreement.

We also have agreed to indemnify the selling stockholder and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The selling stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the selling stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

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We estimate that the total expenses for the offering will be approximately $50,000.

The selling stockholder has represented to us that at no time prior to the date of the Purchase Agreement has the selling stockholder or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. The selling stockholder has agreed that during the term of the Purchase Agreement, neither the selling stockholder, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the selling stockholder.

Our common stock is currently quoted on OTC Markets under the symbol “BZWR”.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion contains forward-looking statements regarding us, our business, prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause our actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation: our ability to successfully develop new products and services for new markets; the impact of competition on our revenues, changes in law or regulatory requirements that adversely affect or preclude clients from using us for certain applications; delays our introduction of new products or services; and our failure to keep pace with our competitors.

When used in this discussion, words such as “believes”, “anticipates”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made by us in this report and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

General Information about Our Company

Business Warrior Corporation (the “Company” or “Business Warrior”) was originally incorporated under the name Kading Companies, S.A. under the International Business Companies Ordinance of the Territory of the British Virgin Islands on October 10, 1995. On January 31, 2020, following our acquisition of Bluume LLC, dba Business Warrior, Kading changed its name to Business Warrior Corporation and was redomiciled in Wyoming. It is currently an active corporation in the state of Wyoming.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results and the timing of events may differ materially from those stated in or implied in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this report, particularly in “Risk Factors” and elsewhere in this registration statement.

We consider ourselves to be a Software-as-a-Service (SaaS) company with revenues being generated from the leads that our SaaS generates, which results in various non-recurring and monthly recurring services.

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Results of Operations for the Three Months Ended February 28, 2022 and 2021

For the three months ended February 28, 2022 and 2021, we had revenues of $736,147 and $297,798, respectively. The increase was due to a large contract signed in November of 2021 with a new channel partner. The contract is worth up to $3.0 million over a 12-month period and generated $704,545 of revenue in the quarter ending February 28, 2022.

Our Net Loss for the three months ended February 28, 2022 and 2021, was $1,040,832 and $79,475 respectively. For the period our expenses related to salaries and wages increased to $1,072,061 from $115,771. This was due to annual bonuses in the amount of $667,200 paid to employees in the quarter. The remainder was due to an increase in staff and marketing to support the increase in business.

Our total assets increased to $6,282,884 from $4,508,944 during the three-month period ended February 28, 2022 and 2021 respectively. This increase was due to an increase in our cash position resulting from proceeds from our financing activities.

Total liabilities increased to $3,119,709 from $2,249,681 during the three-month period ended February 28, 2022 and 2021 respectively. The increase reflects an increase in deferred revenue from $0 in 2021 to $1,878,788 for the same period in 2022. This amount was offset by a decrease in accrued expenses from $1,746,180 to $619,961 for the period ended February 28, 2022 and 2021, respectively.

Net cash from financing activities increased to $2,482,761 as at February 28, 2022 as compared to $840,523 for the same period of 2021. Most of the financing proceeds was due to the issuance of shares of the Company’s common stock.

Results of Operations for the Years Ended August 31, 2021 and 2020

For the 12 months ended August 31, 2021 and 2020, we generated revenues of $5,523,458 and $380,787 respectively. Although that was a 12-month increase of 1,350%, the majority of the increase in sales was generated from non-recurring revenue and 95% was from one project or channel partner. The company does not expect the same amount of revenue to come from this channel partner going forward, but it does expect to generate new sales revenue from other clients and projects of similar size and fashion. The Company has signed another client to a similar contract in November 2021, with the potential for $3,000,000 in revenue over a twelve-month period.

SaaS revenues declined in the fiscal period ending August 31, 2021 which were $253,280 compared to $353,428 for the period ending August 31, 2020.

Total operating expenses for the twelve months ended August 31, 2021 and 2020 were $4,660,494 and $1,202,941 respectively. Operating expenses increased approximately $3,500,000 for the year ended August 31, 2021 compared to the year ended August 31, 2020. This was primarily due to an increase of over $1,500,000 in advertising and promotion expenses, which was one of the main factors in generating 1,350% year over year revenue growth. The other main contributing factor in total expenses was an increase of $1,600,000 salaries and employee bonuses including additional headcount.

The Company had a net loss of $2,032,533 for the year ended August 31, 2021 and $915,067 for the year ended August 31, 2020.

Net cash provided by (used in) operating activities for the years ended August 31, 2021 and 2020 were $1,570,271 and ($430,004), respectively. Net cash (used in) provided by operating activities includes our net loss, gain on extinguishment of debt, accounts payable, derivative expense and accrued expenses.

We believe we will have sufficient capital to satisfy our long-term cash requirements in connection with our financing activity, operations, and cash on hand. Net cash provided by financing activities for the years ended August 31, 2021 and 2020 were $2,729,217 and $534,811, respectively. Net cash provided by financing activities includes proceeds from notes payable of $127,868 and $305,000, respectively, and stock issued for cash of $2,718,436 and $25,000, respectively.

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As of August 31, 2021, we had $4,251,741 in cash on hand. This will provide us with approximately twelve months of working capital. To be able to meet our obligations over the following twelve months we will require an increase in revenue generated from operations, future investments, and/or from financing activity. However, there is no assurance that we will be able to obtain such financing. As of August 31, 2021 we had a working capital of $2,047,344.

Total assets at August 31, 2021 and August 31, 2020 were $4,508,944 and $150,889, respectively.

Total liabilities at August 31, 2021 and August 31, 2020 were $2,562,977 and $1,814,259, respectively.

For the year ended August 31, 2021, the Company also recognized a gain of approximately $192K in the extinguishment of debt. There were no cancellations of debt for the year ended August 31, 2020.

Purchase of Significant Items

At this time, we do not have specific plans or contractual obligations to purchase significant equipment for our business. We do, however, purchase equipment and software in the ordinary course of business, as is necessary to conduct our operations on an as needed basis.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements.

Contractual Obligations

•	FluidFi Inc is the Business Warrior funding loan application platform and management system. The cost of this agreement to the Company is currently $5,000 per month. The length of this agreement is 12 months. The Company has a technology and development agreement (the “Software Agreement”) with Savior Software, LLC for software development, in which Business Warrior owns 100% of the code base and all associated Intellectual Property (IP). The cost to the Company under the Software Agreement is currently between $15,000 and $25,000 per month. The term of the Software Agreement is 12 months and renews automatically.
•	EVRGRN Industries LLC supplies Business Warrior with lending advertising dollars up to $3,000,000. The advertising program runs from January 2021 through December 2024. The intent of this agreement is to generate Business Warrior Funding leads via digital advertising.

Trends and Other Factors

•	Critical Accounting Policies and Estimates - Basis of Presentation-The consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its consolidated and wholly owned subsidiaries. The consolidated financial statements reflect the elimination of all significant inter-company accounts and transactions.
•	Use of Estimates-The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual events and results could materially differ from those assumptions and estimates.
•	Cash and Cash Equivalents-The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained at financial institutions, and at times, balances may exceed federally insured limits.
•	Property and Equipment- Property and equipment are stated at cost. Depreciation is calculated by the straight-line method over the estimated useful lives of depreciable assets. The Company’s fixed assets consist of computer equipment and office furniture with useful lives of one to five years.

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•	Cost and accumulated depreciation for property retired or disposed of are removed from the accounts, and any resulting gain or loss is included in earnings. Expenditures for maintenance and repairs are charged to expense as incurred.
•	Impairment of Long-Lived Assets-Potential impairments of long-lived assets are reviewed when events or changes in circumstances indicate a potential impairment may exist. In accordance with Accounting Standard Codification (“ASC”) Subtopic 360-10, “Property, Plant and Equipment - Overall,” impairment is determined when estimated future undiscounted cash flows associated with an asset are less than the asset’s carrying value.
•	Accounts Receivable and Allowance for Doubtful Accounts- Accounts receivable are carried at the original invoiced amount less an allowance for doubtful accounts based on the probability of future collection. The probability of future collection is based on specific considerations of historical loss patterns and an assessment of the continuation of such patterns based on past collection trends and known or anticipated future economic events that may impact collectability. The probability of future collection is also assessed by geography. To date, losses resulting from uncollected receivables have not exceeded management’s expectations.
•	Income Taxes- Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
•	The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.
•	The Company has adopted ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.
•	Revenue Recognition-The Company recognizes revenue in accordance with Accounting Standards Update 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from sales of products. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.
•	A customer contract is generally identified when the Company and a customer have executed an arrangement that calls for the Company to grant access to its online software products and provide professional services in exchange for consideration from the customer.
•	A performance obligation is a promise to provide a distinct good or service or a series of distinct goods or services. A good or service that is promised to a customer is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and a company’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract. The Company has determined that subscriptions for its online software products are distinct because, once a customer has access to the online software product is fully functional and does not require any additional development, modification, or customization. Professional services sold are distinct because the customer benefits from the on-boarding and training to make better use of the online software products it purchased.

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•	The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods or services to a customer, excluding sales taxes that are collected on behalf of government agencies. The Company estimates any variable consideration to which it will be entitled at contract inception, and reassesses at each reporting date, when determining the transaction price. The Company does not include variable consideration to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will occur when any uncertainty associated with the variable consideration is resolved.
•	The transaction price is allocated to each performance obligation based on the relative standalone selling prices (“SSP”) of the goods or services being provided to the customer. The Company determines the SSP of its goods and services based upon the average sales prices for each type of online software product and professional services sold. In instances where there are not sufficient data points, or the selling prices for a particular online software product or professional service are disparate, the Company estimates the SSP using other observable inputs, such as similar products or services.
•	Revenues are recognized when or as control of the promised goods or services is transferred to customers. Revenue from online software products is recognized ratably over the subscription period beginning on the date the Company’s online software products are made available to customers. Most subscription contracts are one year or less. The Company recognizes revenue from on-boarding, training, and consulting services as the services are provided. Cash payments received in advance of providing subscription or services are recorded to deferred revenue until the performance obligation is satisfied.
•	Net Income (Loss) Per Common Share-The Company computes income per common share, in accordance with ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants. No potential dilutive common shares are included in the computation of any diluted per share amount when a loss is reported.
•	Fair Value Measurements-ASC Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:
•	Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.
•	Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.
•	Level 3: Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.
•	The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.
•	Advertising and Promotion- The Company follows the policy of charging the costs of advertising, marketing, and public relations to expenses as incurred.
•	Covid-19 Disclosure- The COVID-19 global pandemic may seriously negatively affect the Company’s operations and business. It is possible that this ongoing global pandemic may cause the Company to have to significantly delay or suspend its operations, which would likely result in a material adverse impact on its business and financial positions.
•	Cost of Revenue - This consists of referral and sales commission, advertising for our premium marketing clients, website hosting fees, and data fees for our software subscribers.
•	Leases- The Company adopted ASU 2016-02, “Leases” (Topic 842). Based on this standard, the Company determines if an agreement is a lease at inception. Operating leases are included in operating lease - right to use, current portion of operating lease liability, and operating lease liability, less current portion in the Company’s consolidated balance sheets. Finance leases are included in property and equipment, net, current portion of long-term debt, net and long-term debt, less current portion and debt issuance costs in the Company’s consolidated balance sheets.
•	As permitted under ASU 2016-02, the Company has made an accounting policy election not to apply the recognition provisions of ASU 2016-02 to short term leases (leases with a lease term of 12 months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short term leases on a straight-line basis over the lease term.
•	Market Risk disclosures - Footnote: Concentration of credit risk MB: Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

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BUSINESS

Our Company

Business Warrior Corp. (“Business Warrior”, “BZWR”, “we,” “us,” “our,” and the “Company”)comprises the former Kading Companies, and Bluume, LLC. Business Warrior was originally incorporated under the name Kading Companies, S.A., under the International Business Companies Ordinance of the Territory of the British Virgin Islands on October 10, 1995. Kading Companies was traded on the Pink Sheets of the OTC Markets under the stock ticker KDNG. On January 27, 2020, Kading Companies was redomiciled in Wyoming.

Bluume, LLC was founded in 2014 and was a sales and marketing organization that provided small businesses with basic advertising, merchant services, white label Point of Sale systems, and a white label business analytics software. Bluume built a distribution network of channel partners through the credit card processing industry and were fundamental in building a partner company’s subscriber count on their software to over 50,000 users. Bluume leveraged other organizations’ data and software while we did the research and development to build its own platform. Bluume launched the first version of our current software in July 2019 and acquired our first 100 users within 30 days.

On January 31, 2020, Bluume, LLC completed a triangular reverse merger with Kading Companies (formerly KDNG) and changed its name to Business Warrior™. It is currently an active corporation in the state of Wyoming. The previous Bluume team took over all operations of the company and formed a new business plan, which replaced all former plans of the previous management team at Kading Companies. In July 2020, the company changed its stock ticker to BZWR.

Helix House was acquired on March 18, 2022. Helix House is a premium marketing agency that provides small business advertising services including digital marketing (YouTube, Google, social media), traditional marketing (billboards, mailers, fliers, etc.), social media content.

Business Warrior was formed to integrate advertising performance, financial data, and funding as a key source of success and growth for small and medium sized businesses. Business Warrior created an online Software-as-a-Service (SaaS) platform to facilitate this growth objective. By helping businesses solve two of their biggest growth obstacles, i.e., customer acquisition and funding, we have become a leading source for small business growth.

We build predictive models that enable small businesses to make better marketing decisions, resulting in an increase in new customer growth. We do this by compiling thousands of online data points from small businesses. We also leverage unique data sets to provide loans to small businesses that have a high likelihood of succeeding and growing.

Over several years working with small businesses, Business Warrior is an innovative marketing technology company. Business Warrior has built a full suite of data-driven solutions for organic marketing, advertising, and next-generation funding targeted specifically for small to medium sized businesses. Through lead generation, machine learning and native software capabilities, the company makes growth funding and conversion marketing accessible for thousands of small business owners.

Small businesses drive our economy, employ our friends and families, and shape the communities around us. We continually enhance our software-as-a-service (SaaS) platform to improve businesses’ ability to make decisions that will lead to more customers, increase revenues, obtain access to growth capital, and build a professional legacy for themselves and their families.

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Mission Statement

To be the source for success and long-term growth for small businesses through marketing technology and unique funding solutions.

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SaaS Platform

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SaaS Platform

Business Warrior’s software is offered to businesses through a variety of monthly subscriptions options, from a free version (base version) to more extensive paid services. Business Warrior’s SaaS model is automated to provide highly scalable solutions with minimal human resources required to support each small business subscriber.

From the moment a business is onboarded, the software collects public information from thousands of online data points and translates them into simplified, condensed “Business Intelligence” data points. These data points allow the small business owner to make better marketing decisions. The more a user understands and uses the data, the greater benefit they will see in their company’s performance and sales results.

These public information-derived data points are traditionally confusing and extremely time consuming for small business management teams to unpack and transform into a successful business strategy. We simplify the data using our algorithms and summarize them into an easy-to-understand “Business Warrior Score”. As a business’s Business Warrior Score increases, their likelihood of success increases through the parallel actions the business takes in order to improve their score. We “gamify” the actions a business should take in order to improve their performance. We motivate the user to increase their Business Warrior Score by providing their personalized marketing and financial data in an easy-to-understand format. The more interaction with the platform, the more ways the user applies the data to their benefit. Through the design of our user interface, we craft ways to encourage and compliment the user’s progress. We show them the incremental improvements in their score and tie those improvements to future customer and revenue growth.

Following are examples of how our SaaS platform converts data into Business Intelligence:

•	Using bank data from our fintech data aggregators to monitor revenue trends and show positive and negative correlations to other marketing data points
•	Accessing advertising pixels on a business’s website to ensure they a configured to advertise effectively
•	Analyzing the accuracy of local and online listings data to confirm new and existing customers can find them locally and online
•	Analyzing and monitoring the quality and quantity of customer reviews to inform the business owner how to improve their product and/or service
•	Using Google My Business (GMB) data to assess marketing effectiveness

These are only a few examples of how our software identifies opportunities that will greatly increase a business’s probability of success.

The availability of such rich data as a source for improvement and growth is not a recent phenomenon. But compared to large enterprises, small businesses have lagged in adopting their use. Our software makes access to these data easy, inexpensive, and simple to understand, so a business can quickly turn data into better decision making.

As the amount of data collected by Business Warrior increases, the solutions we offer get smarter and more efficient. We use these data to guide our product development to help our users succeed. Our research and connection to the small business community allowed us to identify a major deficiency in the financial services market with respect to a small businesses access to fairly priced capital. Our analysis demonstrated that the rates businesses pay for loans and lines of credit do not accurately reflect their creditworthiness. In response, Business Warrior launched its funding platform to provide growth capital to businesses with loan decisions based on a business’s future probability of repayment.

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SMB Funding

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Breaking Through Barriers For Small Business Success

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Business Warrior Funding Platform

Business Warrior combines its SaaS solution(s) with its proprietary lending solution to provide a unique, reliable, and expedited small business loan program.

Our Business Warrior Funding platform provides loans of $5,000 to $100,000 to small businesses that show recent success and are poised for revenue growth. We disburse loans through our proprietary underwriting systems and processes.

Business Warrior Funding uses a proprietary underwriting algorithm that incorporates alternative data1 from the Business Warrior Score with traditional credit underwriting metrics to generate faster and more accurate underwriting outcomes than traditional bank underwriting methods produce. The company uses a combination of manual and automated underwriting processes and is continuously increasing the quantity and quality of automated functions in its underwriting process.

Business financing that is simple, fast, and fair is the driving force behind the Business Warrior Funding value proposition.

•	Our borrowers are able to complete the application process in five (5) minutes.
•	Our underwriters and our algorithm make faster decisions on each loan (the initial decision within seconds, followed in 24 hours by a manual confirmation),
•	When approved, the borrower receives their funds within 24 business hours.

This gives Business Warrior a competitive advantage in the three key drivers of user experience satisfaction; time to apply, time to loan approval, and time to funding. Like most businesses that incorporate machine learning and artificial intelligence in decision making, our underwriting improves, our defaults decrease, and our pricing gets more accurate as we incorporate more data sources and fund more loans.

By making our Business Warrior Funding platform accessible to more small businesses, and combining it with the value of our SaaS platform and premium marketing services, we directly contribute to our mission of being a principal source for success and long-term growth for small and medium-sized businesses.

___________________________________________

1 Alternative data is defined as non-traditional data that can provide an indication of the future performance of a company outside of traditional sources, such as the number of customer reviews, the number of cars in the parking lot, or the presence of tracking pixels on their website.

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HELIXHOUSE

ADVERTISING SERVICES

- Traditional Marketing
- Digital Marketing
- Data & Analytics
- Copywriting & Content Creation
- Graphic Design
- Search Engine Optimization
- Website Builds & Management
- Social Media Content

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Acquisition of Helix House Marketing Agency

We acquired an award-winning marketing agency, Helix House, in March 2022. Helix House is a premium marketing agency that provides small business advertising services including:

•	Digital marketing (YouTube, Google, social media)
•	Traditional marketing (billboards, mailers, fliers, etc.)
•	Social media content
•	Copywriting and content creation (blogs, landing pages, websites, advertisements, etc.)
•	Graphic design
•	Search engine optimization (SEO)
•	Website builds & management
•	Data and analytics

Helix was profitable for their fiscal year ending December 31, 2021, had revenues of $979,884 (unaudited), and significant growth opportunities projected for 2022 and beyond. As a wholly owned subsidiary, Helix House will continue to operate independently. Business Warrior will provide management support and capital to accelerate their growth.

The acquisition of Helix House significantly benefits Business Warrior. It adds a profitable company with a history of strong revenue and growth opportunities. It enhances the services we offer to our SaaS users and channel partners. And it is an in-house resource that enables Business Warrior to capitalize on unique revenue opportunities.

Strategic Revenue Opportunities

Our SaaS platform identifies several opportunities for us to leverage our marketing technology and advertising agency, to advertise specific products or services for companies, and to earn referral commissions. These strategic revenue opportunities enable Business Warrior to grow in revenue and customer reach while decreasing cost per acquisition.

In 2021, we generated over 100,000 new leads for a partner, which resulted in over 18,000 closed sales, more than $50,000,000 in revenue for our partner, and over $5,000,000 in revenue for Business Warrior. The company used its cash flows from operating results and financing activities to fund the advertising campaign that generated the $5,000,000 in revenue, representing a return on advertising investment of 500%.

Opportunities from our partner channels represent noteworthy revenue opportunities. We are developing a campaign similar to our 2021 opportunity that is planned to launch at the end of June 2022. In this case, the company projects returns of 300% to 500% of our advertising investment, with this program lasting up to 24-months.

Future Acquisitions and Product Development:

Our SaaS model, platform, and funding solutions creates an enormous appetite for partnerships. It is through these partnerships that we evaluate possible acquisitions of other companies through a unique lens. Beyond looking at a company’s revenue, growth potential, and team, we look for ways that our technology could improve and grow our SaaS user base. Additionally, we look for companies or industries that might have a higher risk for churn and therefore attract a lower valuation. Judiciously acquiring such companies will increase shareholder value by layering in our technology to increase margin and reduce churn. Acquisitions enable us to accelerate growth, add product solutions to our platform, expand our reach and supplement our team.

Competitive Strengths

Experience: Business Warrior has years of experience coaching and consulting for a wide variety of small businesses to help them increase their revenue and increase their acquisition of new customers.

Leveraging data: Business Warrior’s SaaS is powered by and evolves through meticulously gathering data from a variety of sources to improve sales and operational performance of business owners.

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Technology: Our home-grown software uses algorithms to simplify data about a business into a single, easy-to-use score, the Business Warrior Score. Business owners only need to know their score to know how well (or poorly) their business is positioned to succeed.

Marketing: Helix House is an in-house premium advertising agency that is built to grow brands through digital marketing. This gives us a significant advantage in expanding our service options and revenue potential while reducing our marketing expenses.

Funding: Our funding solution is built innovatively. It is designed to help small businesses grow, avoid unaffordable rates and predatory payback terms. Business Warrior Funding leverages a unique combination of data for underwriting small businesses that need growth capital from $5,000 to $100,000.

Growth Strategy

Our primary strategy is to acquire new customers directly through online advertising. We have a marketing mechanism that generates leads from several different channels, including:

•	Google pay-per-click
•	Google display ads
•	Social media ads
•	Social media organic traffic
•	YouTube
•	Organic traffic from our website (Includes SEO)
•	Remarketing (Google and social media)
•	Public Relations (Press releases, podcasts, online articles, publications, etc.)

Advertising Examples on the following pages:

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We advertise with different verticals and have a variety of different offers based on what will attract business owners to our platform and who will have the highest likelihood of upgrading to a paid product. We push that traffic through our sales and marketing funnel until they’re in our SaaS platform or in our online application to apply for a loan with Business Warrior Funding. Once a new user is engaged with us online, our Customer Relationship Management (CRM) takes over to identify qualified leads for our different product offerings.

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After a new subscriber engages with our software, we leverage our CRM system (HubSpot) to move a user automatically from a lead to an online sale, or to transfer the qualified lead to a salesperson. These qualified leads are upgraded to our paid products in two different ways:

•	Automatic: These are users that automatically upgrade within the platform by selecting a loan offer from Business Warrior Funding or by clicking to upgrade to other offers made within the SaaS platform
•	Sales Team: Our sales team follows up with sales opportunities generated in the platform. Appointments with our sales reps are booked directly in the software, from a landing page or website, or generated from our email campaigns.

Our secondary strategy to acquire new customers is through channel partners and our referral network. We have an existing reseller network made up of merchant services companies, banks, business consultants and other business loan companies.

Additionally, we build custom funding solutions for our channel partners who have their own small business customers and networks. For example, one of our channel partners has a mobile app company that brokers fuel from suppliers to small businesses. Through our unique solution for this channel partner, we’re able to provide micro loans to each small business needing fuel. This in turn furthers the small business’s ability to pay the supplier faster, thus accelerating the logistics for all involved. We save the supplier money and give them the opportunity to increase sales and, accordingly, we’re able to charge a fee for each transaction.

Our entire organization is focused on our performance metrics to assure that we generate revenue for every dollar spent and that our revenue model is profitable long-term. To simplify our model, we look at a few key performance indicators including the:

•	Cost to Acquire a New User on our SaaS platform (CPA),
•	Conversion Rate from a free user to a paid customer,
•	Cost of Revenue (COR) for what it takes to support each user,
•	Average revenue per year per paid customer (ARPU).

We frequently change our advertising to drive down our Cost Per Acquisition (CPA) and improve the quality of our new users, which increases our Conversion Rate from a free user to a paid customer. Our CPA is constantly changing and the revenue we collect from our different paid products vary by product and changes over time. We monitor these levels to make sure we will generate a profit. For example, if our CPA increases significantly then we may adjust our advertising campaigns to drive that cost down or we may increase the advertising spend because that campaign is generating a higher conversion rate or a higher quality of customers that spends more per year.

Here is a sample of how our model works using 100 new users to our SaaS platform and then upgrading a percentage of those users to paid customers, which shows a 39% margin. This is using the highest level of conversion percentages on a small sample set. These are some of the Key Performance Indicators we look at to track our ROI as we scale.

Our profitability is dependent on our ability to acquire new users on our platform, the cost it takes to acquire and keep them on the platform, and our ability to convert a portion of these users to paid products or services. Our primary source of new SaaS users is digital marketing. We continuously refine and test our marketing campaigns and focus on the economics of each campaign and our overall advertising spend in a given period. As individual campaigns demonstrate profitability, we dynamically and immediately increase their allocation of advertising budget. As our SaaS platform can accommodate over 100,000 simultaneous users, the most significant constraint of Business Warrior’s growth is the size of our marketing budget.

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Examples of Advertising Initiatives

Omni-channel advertising campaign collaborating with a referral partner: We have launched a marketing campaign for our Business Warrior Funding product that includes cold email, phone calls, texting, and all the online advertising strategies mentioned above. Through one of our channel partners, they email, call and text small businesses that show interest in small business loans. Our channel partners then set up an introductory phone call to explain our loan product and direct them to our online application. We pay our channel partners a referral commission for every lead they bring. For this portion of the campaign, we do not pay any advertising or up-front fees for the marketing efforts.

Simultaneously, we have launched digital advertising on Google Pay-Per-Click, Google Display network, YouTube, and Facebook’s ad network. We are pushing several videos and still images to attract new leads, to remarket to them and convert them into qualified borrowers for Business Warrior Funding. This is a comprehensive omni-channel marketing campaign for Business Warrior Funding that is designed to enhance our brand presence nationally, generate qualified leads, and convert them into funded loans for businesses.

Here is a link to one of our video ads: https://www.youtube.com/watch?v=rCtp_JBfRgI

Once the lead is qualified for a Business Warrior Funding loan, our internal sales team takes over. There are leads that qualify and select a loan offer with minimal interaction from our team, and others that need personal attention from our sales team. Our CRM system tracks and routes these opportunities as appropriate and provides management tracking.

Industry

Unless otherwise indicated, information in this prospectus concerning our industry, including the size and opportunity of the markets we operate, is based on information from various sources. These sources include but are not limited to Technavio Research, Allied Market Research, IBISWorld, the Interactive Advertising Bureau, and the U.S. Small Business Administration. These industry publications and reports generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. This information involves several assumptions and limitations, and you are cautioned not to give undue weight to these estimates, as there is no assurance that any of them will be reached. Based on our industry experience, we believe that the publications and reports are reliable and that the conclusions contained in the publications and reports are reasonable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors,” that could cause results to differ materially from the assumptions underlying these publications and reports.

Business Warrior participates in the software, business analytics, commercial lending and digital advertising industries. We are not aware of any organization that ties these disparate industries together for the benefit of small businesses. We analyze each of the different industries to estimate the total addressable market (TAM).

The global big data, business analytics and software publishing industry has annualized revenue of over $198 billion with an expected growth rate of 10-20% annually.

Global commercial lending represents over an $8 trillion industry and is expected to grow to almost $30 trillion by 2030. Commercial banking in the U.S. represents an $860 billion industry.

The market size, measured by revenue, of the Digital Advertising Agencies industry is $20.7 billion in 2022 and is expected to increase 4.6% in 2022.

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Our Business Warrior business intelligence (BI) SaaS platform retrieves and analyzes raw data, subsequently turning it into useful information, and then recommends additional products that could help a business (i.e., lending, and digital advertising). The rise of big data and the prevalence of tools available to small businesses has contributed to an increased demand for BI software. As data analytics have rapidly become more crucial to the operations of businesses worldwide, the BI software segment has expanded as a share of industry revenue over the past five years.

One of the key factors driving growth in the BI and analytics platform markets is the rising need to improve business efficiency, customer relationships, and business outcomes. An increase in the number of connected devices and mobile applications across industries has led to massive amounts of data generation. Businesses are realizing that they can use the data to optimize costs, deliver better services, and boost revenues. Therefore, companies are changing across the world to become more data driven. The successful usage of data, analytics and BI software is led by some of the largest companies in the world. The more that these organizations prove to be successful using this technology, the more likely it is that small businesses will ultimately adopt similar practices. We see the adoption of such technology by small businesses now at an extremely rapid rate. Additionally, the industry has continuously added new products and has expanded into new markets, further indicating that it is in a growth stage. Thus, industry revenue is projected to grow at an annualized 3.5% to $84.4 billion over the five years to 2026 as the industry nears maturity.

The software vendors that can best address the needs of this rapidly expanding software market, while requiring minimal investment from customers, will likely be the most successful.

The Commercial Banking industry benefited from improved economic conditions and rising interest rates over most of the five years to 2021. Commercial banking in the U.S. is over an $860 billion industry with most of their revenue earned through the interest spread between the interest paid on deposits and borrowed funds and the interest earned on loans. According to data from the Small Business Administration (SBA), in 2021 they issued more than $44 billion in traditional loans and $71.8 million in micro loans (less than $50,000) to about 4,400 small businesses.

In developing Business Warrior’s lending product, we leveraged our data, software, and network business to target small businesses. The Business Warrior Funding solution is most similar to the micro loans issued by the SBA. By comparing the gap in SBA’s recent lending history between traditional and micro loans, it is evident that small businesses needing micro level loans garner much less attention than traditional loans. This is primarily attributable to cost factors, where the cost to underwrite and process a larger traditional loan is essentially the same as it is for a micro loan. It is much easier for the SBA and banks to distribute a higher volume of cash over fewer loans than it is to put time, energy, and resources into low volume micro loans. Technology has enabled the lending industry to cost effectively process a greater volume of lower value loans because it takes less human manpower to process these loans, which enables lenders such Business Warrior Funding to serve small business customers previously ignored.

When considering the lending industry in the U.S, term loans, lines of credit, and some unique solutions for equipment and inventory financing are typically offered. Other solutions in the market include different versions of SBA loans, invoice factoring and financing, and Merchant Cash Advances (MCA loans).

One of our unique differentiators is that we seek businesses that could use a business loan for their advertising needs. If our data tells us that a business has a high likelihood of earning a positive Return on Ad Spend (ROAS) then they’re classified as “low risk” for a Business Warrior Funding loan. Additionally, when we can help finance these small businesses and acquire a premium advertising agency client, it’s a double win for us with two streams of revenue from one client.

There has been a shift of advertising from traditional media, such as magazines, newspapers, and network TV. In contrast, internet ad spending has risen steadily over the past decade. Businesses and ad agencies have focused on digital advertising including Google and social media outlets, e.g., Facebook, YouTube, Twitter, Snapchat, Instagram, and blogs as areas of growth for advertising campaigns.

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This growth is consistent with a recent study2 from Harvard Business School, commissioned by the Interactive Advertising Bureau (IAB), which showed the internet economy has grown seven times faster than the U.S. economy over the past four years and now accounts for 12% of the U.S. GDP. Here are some general statistics from that study regarding digital advertising:

•	Digital video continues to be one of the fastest growing channels, up 50.8% compared to last year, with total revenues of $39.5B.
•	Social media advertising was up 39.3% to $57.7 billion, as consumers continue to engage with Meta platforms, Snapchat, TikTok, and Twitter.
•	While search revenue grew substantially (32.8%) in 2021, it did not grow as strong as in other areas, leading to a slight decrease in total revenue share (reduction of 0.8 percentage points).

Growing demand for digital advertising and marketing campaigns is forcing companies to adapt, evidenced by a growing strategic focus on enhancing digital capabilities. This is driven from an increase in total devices connected to the internet and as consumers shift predominantly to mobile. This means there continues to be an increasing level of opportunity for businesses to capture the attention of their potential customers. We expect this trend to continue for the foreseeable future.

Products and Services (Detailed)

The Business Warrior SaaS platform is built for small businesses to get the support they need to succeed and grow. As a business engages with our platform and grows, the software grows with them. We strive to stay engaged with every client to continue to provide value by helping them solve problems for them and by selling them several products to facilitate their success. We’re organized to sell and recommend solutions to our customers, and to maintain an ongoing collaboration with them.

Business Warrior focuses on helping address the following, generic problems confronting business owners:

•	How to acquire more customers
•	How to manage customer-facing technology
•	How to anticipate the need for obtaining growth capital at the right time
•	How to prioritize sales and marketing activities and resources
•	Which decisions to make to drive a business’s revenue growth
•	Identify gaps and provide clear resolutions that are negatively affecting a business’s reputation, digital presence and/or marketing results.

Business Warrior solves a universal problem for many small business owners and managers, which is that they often feel like operating a company is a guessing game. Using Business Warrior’s products and services, they develop the know-how to confront business operational shortfalls, solve challenging day-to-day problems, acquire more customers, and access the capital they need to grow. These are typically the primary factors impeding their success. With Business Warrior’s suite of products and services they’re able to choose the right path for their business that has a higher likelihood of leading to more customers and revenue growth. They’re able to “stick to the knitting,” focusing their time and energy on the core facets of their business experience and acumen.

The software tracks what changes are reflected in the data and relates that to the actions the software recommends to the user. It verifies they are on track with the action they’re taking within the business. Businesses tend to lose focus and motivation if they don’t see results right away but getting new customers through marketing takes time. We focus the user experience on the software to encourage users to take action in their business, and then come back to the software to verify that the action was recognized and done correctly. We then congratulate them on the progress they’ve made.

Through our algorithms and data, our software is designed to automatically provide value to each new user from their first interaction with the platform. It then guides their actions to focus factors that will lead to positive results. We use a scoring system to help the user digest the information and gamify the platform to get maximum engagement. We develop our platform, so the business is motivated to be connected to us indefinitely. This gives us the opportunity to sell multiple products and solutions over the lifetime of the business.

______________________________________

2 https://www.iab.com/insights/the-economic-impact-of-the-market-making-internet/ (retrieved on May 30, 2022)

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For example, when a business first engages with our SaaS platform, they may realize that they’re not yet ready for advertising. In that case, our software would tell them they need to fix or install some technology on their website or introduce some tracking codes on their landing page. They could do that themselves if they have the time and ability, or they could contract with us for a small fee, and we’ll provide what is necessary. Once that is done then they’re ready to advertise, which is the next step in their transition. At that time, our internal data may tell us that they’re ready for a premium marketing solution. If the type of business matches a solution that our marketing agency has, we would then recommend a Discovery Meeting with a sales representative. The sales representative for the marketing agency then assumes responsibility.

In that example, we attracted a business to our platform, and we were able to provide immediate value, which gets them engaged with us. The more they engage with us the better we are at providing an accurate suggestion for them to improve the business. We start them off with a small solution to show more value and build trust, and then refer them to our premium services when they’re ready. Now our marketing agency gets a qualified lead that already has some history and trust with us, which makes our sales conversion percentage much higher than with a normal agency.

Our SaaS is the core of our business, which is connected to each of our paid products and services including, basic marketing services (inherent in our SaaS), premium marketing services (Helix House), small business loans (Business Warrior Funding), and strategic revenue opportunities.

Privacy and protection of user data

We are subject to a number of laws, rules, directives, and regulations relating to the collection, use, retention, security, processing, and transfer of personally identifiable information about our customers and employees in the countries where we operate. Our business relies on the processing of personal data in many jurisdictions and the movement of data across national borders. As a result, much of the personal data that we process, which may include certain financial information associated with individuals, is regulated by multiple privacy and data protection laws and, in some cases, the privacy and data protection laws of multiple jurisdictions. In many cases, these laws apply not only to third-party transactions, but also to transfers of information between or among us, our subsidiaries, and other parties with which we have commercial relationships.

Consumer Laws

BWF lends exclusively to businesses for “business purposes.” This distinction is important, because most state and federal laws only apply to loans originated for personal, family, or household use. Additionally, the Truth in Lending Act (TILA) and its Regulation Z, which mandates specific disclosures regarding the cost of financing, only applies when a transaction is for consumer purposes.

Conversely, the Equal Credit Opportunity Act (ECOA) and its Regulation B does apply to business loans, and includes explicit requirements for informing businesses of adverse credit actions. Similarly, certain requirements of the Fair Credit Reporting Act (FCRA) may apply to commercial transactions that involve a consumer. E.g. permissible purpose to obtain a consumer credit report and adverse action disclosures.

Licensing and Usury Law

Most states do not require a license for small business lending, and do not impose interest rate limits or disclosure requirements on business loans.

Whenever possible, Business Warrior complies with both consumer and business regulations in its lending practices. The company meets or exceeds the disclosure and reporting requirements of the consumer focused Truth In Lending Act and Regulation Z (TILA), the Equal Credit Opportunity Act (ECOA) and Regulation B, and the Fair Credit Reporting Act (FCRA). Additionally, the rates and fees it charges are within state usury laws, and currently the company does not operate in states like California that require a lending license.

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The Business Warrior Dashboard

Business Warrior Score
Score Factor Breakdown
Personalization, Insights, and data collection
Data Driven Suggestions for Growth
Activity tracker to guide usage
BUSINESS WARRIOR
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CURRENT SCORE
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Business Warrior App Features

Let's make sure your data is listed correctly. Here's what we see:

LISTINGS

Optimize your business's digital profiles and ensure information is consistent across all platforms.

Advertising Analysis
1/3
Nice! You have Google Analytics Installed on your website.

ADVERTISING

Determine your readiness to launch advertising campaigns based on what stage the business is in.

4.5
Analysis
We recommend that you prioritize

REPUTATION

Analyze ratings, reviews, and insights from multiple platforms in one simple dashboard view.

Website & Search Ranking
7.4
#3
Your Website Performance

WEB & SEO

Understand how your website speed and search rank affects your customers' browsing experience

Stephney Martin Photography
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RESOURCE CENTER

Data driven step-by-step guides that provide business owners with solutions for growth

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Our Marketing Services

When a user initially subscribes to our software, we pull live personalized data about the subscriber’s business from several different data providers. We do this through a simple user interface that allows for instant outcomes through a results-oriented view of raw data about the business’s technology. We take that raw data and apply a proprietary algorithm built to reflect how that business is performing and how likely it is, based on our metrics, to gain additional new customers. This is the subscriber’s Business Warrior Score, which is always provided for free. Like a personal credit score, the Business Warrior Score is a benchmark for business success. Improving the score has many benefits:

•	Additional organic customer growth
•	More mature customer facing technology
•	Better engagement for customers of the business
•	Better results with extended services like marketing
•	Better pricing for extended services like funding
•	Sense of accomplishment and pride for the business owner
•	SaaS solution for small to medium sized businesses

○

We have a free platform for businesses to access marketing and sales insights about their business that may be holding them back or driving their current success. We focus on two major problems facing most businesses; (1) an inability to attract and retain new customers, and (2) getting fairly priced capital to grow.

○

As business owners and their managers engage with the platform, they are able to make better decisions to improve their advertising, reputation, local and online presence, and website performance. We leverage the data that we learn about our subscribers to qualify them for funding or premium marketing services that we offer.

What sets Business Warrior apart from other software solutions in this space is that we identify the next steps a subscriber could take to improve their business. We provide the data and show our subscribers how to interpret them, use them, and provide a variety of options on how to reach their goals. These options vary based on the business’s needs and budget. The following is a high-level example and overview of some sample options the Business Warrior platform might provide to subscribers:

1.	Free: Beginner level steps to improve the business. Updated monthly and the business’s management team must do 100% of the tasks involved
2.

Entry Level: A combination of do-it-yourself (DIY) and managed service options where our in-house experts do the work on behalf of the subscriber in each category: Marketing, Listings, Reputation and Website Development. Monthly prices range from $99 to $499 per month and users can cancel at any time

3.

Professional Marketing: Helix House provides a premium full-service marketing team, starting at $3,500 per month. Depending on the subscriber’s needs, monthly services may be in the tens of thousands of dollars. Below are some of the services available at the Professional level.

a.	Digital marketing (YouTube, Google, social media)
b.	Traditional marketing (billboards, mailers, fliers, etc.)
c.	Social media content
d.	Copywriting and content creation (blogs, landing pages, websites, advertisements, etc.)
e.	Graphic design
f.	Search engine optimization (SEO)
g.	Website builds & management
h.	Data and analytics

Premium Marketing Services (Helix House)

Our SaaS platform provides a natural lead source for businesses and our channel partners who are looking for premium marketing services, funding, and advertising solutions. It connects with small businesses and identifies which companies could be a good fit for premium marketing solutions from Helix House. These leads are passed on to the Helix House sales and marketing team, providing a flow of free, high-quality leads.

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Helix receives their leads predominantly from referrals, a business development element that historically has had a solid record of providing higher retention rates. Helix has advertised their services through online digital channels as well, yielding an average cost per acquisition of $1,000. With the acquisition of Helix, Business Warrior can increase the scale of lead generation from the SaaS platform to Helix’s sales team. The goal over time is to decrease cost per acquisition for Helix through Business Warrior’s platform and partnership channels.

Helix offers agency services from $3,500 per month to $50,000 per month based on the needs of the client.

•	Premium marketing services including digital marketing (YouTube, Google, social media), social media content, copywriting (blogs, landing pages, websites, advertisements, etc.), graphic design, search engine optimization, website builds & management.

The pricing ranges are customized at the time of sale and based on the following factors:

•	Current revenue of the business/client
•	12-month goals: revenue, growth etc.
•	Reputation, brand and online presence of the business
•	Current or planned advertising budget

Helix does not have contracts for their clients, instead they offer month-to-month services that account for the number of hours being worked. Helix provides quarterly estimates of hours for the services and will bill per month on the bundled service fee versus a per hour model.

Example:

A women’s boutique would like to launch a new website, advertising campaign and social media. The approximate hours to accomplish this goal is one hundred (100) for the next three months of work. Helix’s average hourly is $175. The services bundle equals $17,500 and the monthly bill to Women Boutique is $5,833. Helix will provide monthly reports of results and hours spent.

An untapped revenue opportunity for Helix is to bill clients for their advertising spend. Helix is in the process of updating their sales policies to include billing clients when they advertise on both traditional (outdoor billboards, TV, print and digital media (Facebook, Google, etc.)). This revenue model has expected significant positive impacts to Helix’s total annual revenue. Advertising revenue on behalf of clients can also become a path to higher profitability. Helix is currently piloting a “media management fee” that ranges from 20% to 7% of the advertising spend. Example: $100,000 spent on Google advertising, Helix would receive a $20,000 fee. Helix monitors current competitive trends for the suitable fee schedules and will be evaluating impacts to customer success before introducing this model to all clients, both current and in the future.

Helix has traditionally maintained a 24% net profit margin (audited financials for fiscal year ending December 31, 2021) through its systematic approach to sales, account management and return on investment for their clients. Helix has been able to consistently maintain this higher than industry level net profit margin. (Traditional advertising agencies typically earn a 6-12% net profit margin).

Through the integration of Business Warrior’s technology between the SaaS platform and Business Warrior Funding, we expect to have higher profit margins in the Helix House subsidiary over time.

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Next-Gen Small Business Funding

BUSINESS WARRIOR
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Business Warrior Funding

Business Warrior offers unsecured loans to small businesses from $5,000 to $100,000 with maturities ranging between 12 and 24 months without prepayment penalties and are offered at rates between 7.97% and 24%. Depending on market conditions, we use risk-based pricing and target loan yields between 8% and 15% across our portfolio.

In the application process, we collect data about each business through our online application, while simultaneously connecting their data to our SaaS platform’s free base plan. This seamless experience allows for a streamlined funding application and creates a relationship with Business Warrior’s marketing platform. We require potential borrowers to connect to our third-party data providers to prevent fraud, minimize paperwork, and gather the data we need to continue the underwriting process.

The underwriting process starts with the Business Warrior software accessing publicly available data on the business, and then incorporating credit information and the borrower’s financial data from the last 12 months. We then analyze the information to determine the business’s probability of success and repayment. We integrate the data and analysis into our decision-making process, which gives our underwriting system a unique advantage over our competitors. The unique combination of the data we collect allows us to achieve a higher pull-through rate of applicants to loan offers, and more accurate risk-based pricing of our loans.

Some of the sources and methods of pulling data that we incorporate in our underwriting process includes:

•	Identity verification and compliance to meet anti-money laundering (AML) regulations and “know-your-customer” (KYC), and “know-your-business” (KYB) requirements
•	Business and personal credit history
•	Business Warrior Score and associated data “exotic data”
•	Income detection
•	Discover any legal proceedings
•	Verification of a live business website

This underwriting method is a key component of Business Warrior Funding’s value proposition. It allows the company to rapidly process applications without relying on expensive and time-consuming commercial credit underwriters. It also avoids the delays and bias that is inherent in depending on client-supplied financial records.

In the final analysis, the Business Warrior Funding application and underwriting process allows the company to increase application pull-through rates and more accurately predict default rates. This allows Business Warrior to convert a higher percentage of applicants at consistent yields, which results in more revenue at higher margins than traditional small business lending programs that use standard underwriting methods.

Loan Economics

The economics of the Business Warrior Funding product functions like traditional bank loan programs. Business Warrior generates revenue between the interest charged to the customer and the costs associated with originating and servicing the loan, including defaults and the cost of capital.

According to NYU Stern, in January 2022 US average cost of equity for non-bank financial services firms is 5.22%, and the average cost of debt is 3.16%. Currently, Business Warrior’s source of proceeds for its funding program include equity, retained earnings, and a $5MM funding line of credit (LOC). The interest rate on the line of credit is Prime + 0.25%.

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The following is the economics for an average Business Warrior loan to our typical, and target, business borrower. In this scenario the borrower has a Business Warrior score of 57, which for comparison purposes, loosely maps to a credit profile and default risk of an individual with a FICO score between 660-669. Based on our experience and back-testing of over 3MM credit profiles, 6.8% of borrowers with this profile will default on their loan, giving the following loan economics:

Principle		$50,000
Interest rate		17.00%
Term	24-months
Monthly Payment		$2,472
Origination fee ($350 + 1%)		$850
Cumulative interest		$9,331
Total Revenue		$10,181
Less cost of capital (4.25%)	-$	2,244
Less default loss accrual (6.8% )	-$	3,400
Gross Profit		$4,537

Business Warrior originates and carries to term a loan for $50,000 with an $850 origination fee, a 17% interest rate and a fully amortized 24-month term, which results in a monthly payment of $2,472, total revenue of $10,181, and gross profit of $4,537. By holding the loan for the entire term, over 50% of the total revenue is lost to interest expense and defaults.

However, Business Warrior Funding anticipates that the company will package and sell the loans it originates to investors, which may include banks, credit unions, institutional investors, or private parties. Periodically packaging and selling our portfolio can significantly improve the economics of our loans and is a key component of the Business Warrior Funding strategy.

There is a secondary market for the types of small business loans Business Warrior Funding originates as well. However, this market has fewer participants, it does not have standardized underwriting guidelines, and there is significant variation in the quality and pricing of loans offered. The asynchronous availability of information available in the secondary market for small business loans is both an opportunity and a major risk for Business Warrior.

Selling our example loan on the secondary market has the following financial impact:3

•	The expense for the cost of capital is removed, as Business Warrior is not carrying the paper
•	The expense for default loss is removed, as the buyer assumes the default risk
•	Gross profit increases and now equals total revenue

This buyer will purchase the loan at a discount, which will reflect their assessment of the credit worthiness of the borrower, of the accuracy of Business Warrior’s underwriting program, and market rates for debt products. In this scenario, Business Warrior Funding loans will be rated and priced like a corporate bond offering.

Total Revenue		$10,181
Gross Profit		$10,181
Less Discount Rate (est 40%)	-$	4,072
Net Loan Income		$6,109

__________________________________

3 For simplicity, this scenario assumes the loan originated and sold on the secondary market simultaneously. In practice, Business Warrior generally holds loans between 10 days and three months and incurs carrying costs and collects interest and principal during this time.

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Even with a discount of 40%, Business Warrior profitability increases nearly 35% by selling the loan on the secondary market. Despite the high discounted rate, our profitability increases considerably because our carrying costs of $2,244 at 4.25% are absorbed by the buyer.

Sales and Marketing

To fully understand the economics of Business Warrior Funding we need to incorporate the marketing and sales costs directly related to originating a loan. Business Warrior has three primary channels to sell and originate loans: through third-party partnerships, by marketing directly to business owners through digital media (see Helix, above), and by converting existing Business Warrior SaaS users through in-application marketing. In-application marketing doesn’t add any incremental unit costs to a loan.

With direct marketing through Google PPC, social media, and other digital channels our Cost-Per-Acquisition (CPA) cost target is as high as $1,000 per origination. CPA can vary over time; the costs can be incurred days, weeks, and even months before any revenue is generated, and there is no guarantee that Business Warrior will be able to maintain a CPA of $1,000 and below.

Channel and Partner Sales

Costs for channel sales vary widely, generally from $500 per loan origination, up to four (4) points, or 400 basis points, per origination. The partner sales channel has the highest marketing expense as a percent of loan revenue, but counterintuitively, it is Business Warrior Funding’s most cost-effective marketing channel (other than in-application upgrades).

Channel partners run their own sales and marketing campaigns and bear the brunt of these expenses themselves, meaning Business Warrior only pays a commission after a loan has been sold and funded.

Strategic Revenue Opportunities

Our national reach and brand uncover unique opportunities that help us achieve our mission to help small businesses succeed and grow. Within our partner network we look for companies that have complementary solutions that will help our customers reach their goals. We refer our users or leads to our partners and get paid a commission. These opportunities serve our same target customers and are another effective way to expand our network and produce significant revenue returns. We leverage our advertising technology, advertising agency and advertising budget. The results are a burgeoning of our customer base, a superior return on investment (and on our advertising spend), and the development of tools to help our customers solve a problem.

For example, we have a partnership to help businesses acquire federal government funding. We access our network of businesses, leverage our technology to see who qualifies for their programs and then refer those businesses to a participating government organization. In return, we receive a commission for every business that signs an agreement with the federal government, while we keep them in our network and still own the customer relationship.

We had tremendous success with this model in 2021, generating five times return on investment in under twelve months. This was before we acquired Helix House, so it took an enormous amount of effort and costs from our outsourced marketing agency. As we are currently running a similar program, and with government funded projects going forward, we now have a premium in-house marketing agency that can cost effectively prioritize and optimize these opportunities. This will increase our total return on investment and will enable us to grow customers and revenue.

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Our customers

Business Warrior’s SaaS offering serves small to medium-sized businesses (1 to 50 employees) in the United States. More specifically, the company targets owner/operator customers who are inexperienced in advertising, technology, accounting, design, copywriting etc., or simply don’t have the time to manage these areas of their business.

Business Warrior’s SaaS platform was built to fit local service-based businesses, such as:

•	Medical spas
•	Plastic surgeons
•	Naturopath
•	Pest control
•	HVAC repairs/servicers
•	Specialty doctors
•	Chiropractors
•	Veterinarians
•	Dentists/Orthodontists

Business Warrior Funding’s platform targets similar small to medium-sized, locally based businesses. However, customers for our next generation funding service can be expanded to any business that fits the following criteria:

•	Must be U.S based
•	Must be in business for more than 1 year
•	Must be cash flow positive
•	Must have a FICO credit score of at least 600
•	Must have a live business website

For channel partners and possible resellers, Business Warrior targets organizations that have their own network of small businesses that would benefit from our products and services.

Examples of these types of outside organizations include:

•	Payment processors
•	Banks/Credit unions
•	Fintech companies looking for add-on services

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Employees and Culture

The Business Warrior platform is a direct product of the team and the shared values of the company’s employees. From the CEO to the front-line team, the culture code of Business Warrior team members include:

•	Always do your best
•	Be transparent
•	Be joyful
•	Don’t take anything personal
•	Be impeccable with your word
•	Don’t make assumptions
•	Walk in the shoes of our customers
•	Treat feedback as a gift
•	Communicate early, often, and openly
•	Understand we are working together to do good in the small business community
•	Be passionate about the success of small businesses

Our leadership team is tightly connected to end users by creating numerous touch points that bring the voice of the customer alive. Through weekly one-on-ones with team members or participating in executive sessions, being a part of the Business Warrior organization means that you put small business success at the top of your priorities.

As we continue to grow, our culture will remain at the heart of how goals are attained. Our value system is coached with an emphasis on emotional intelligence, transparency, and ensuring that all layers, no matter the size of the company, interact based on our culture code.

As of May 31, 2022, we had 25 full-time employees, all of whom are based in the United States. We supplement our workforce with contractors and consultants globally.

Technology/Intellectual Property

Our technology platform consists of a core web-based application, and multi-tiered API based data discovery services which are woven together to create a holistic, growth-centric data view for each customer. We pull data from public and privately available data sources, including:

•	Google
•	Facebook
•	Yelp
•	Bing
•	Financial data providers
•	Technology discovery platforms
•	Scraping services
•	Listing and reputation aggregators

Our database stores thousands of actionable data points relating to the state of each business’s technology, marketing and financial maturity. We build and store data insights in real-time, allowing us to dynamically assess success indicators such as social media presence, reputation, website performance, search engine optimization, listing presence, marketing ROI and cash flow analysis. We’ve built proprietary algorithms on top of these data points that output the results as a score. Scores are progressive and dynamic - like a credit score and data is retrieved, processed, and viewed instantly.

Our SaaS codebase is globally available, delivered through a web or mobile browser. We have built a scalable, highly available platform ready for future expansion into big data frameworks that power data science, machine learning, and Artificial Intelligence (AI).

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Our platform’s uptime in the last year exceeded 99.9% while we delivered hundreds of product improvements through dozens of software releases in a continuous software delivery cycle.

We use industry standard network defense technologies, levels of encryption, and DDoS protection systems (including web application firewalls).

Our development team is a global, hybrid team with central management in the United States, and development teams in Bangalore, India. Our processes are agile and iterative, which allows our business to innovate quickly and stay in tune with constantly evolving technologies in the SMB landscape.

We do not have any patents or copyrights. We rely on state and federal trade secret protections to safeguard our codebase, web applications and other proprietary data.

Business Warrior™ is a trademarked name held by Business Warrior Inc. The trademark was registered on January 28, 2020, by Bluume LLC (a subsidiary of Business Warrior) Registration No. 5,971,971. The trademark was sold to Business Warrior Inc. on July 7, 2020.

Competition

There are several software solutions that currently address a portion of our target markets, but we have not found another platform that combines data from marketing and financial sources to give analytics and answers to the businesses, as well as access to fairly priced capital. Business Warrior is not just a unique combination of data sources to create Business Intelligence, but the platform is an ongoing scorecard for a business to track their progress and continue to improve and grow.

The only competition we were able to identify that offers marketing software, marketing services, and funding solutions, is the Small Business Association (SBA). This is the closest example we could find of a “competitor” that offers all the solutions and resources for small businesses to educate themselves, grow their business, and access capital. We built the Business Warrior Funding platform the way we wish the SBA was built.

In each of our individual offerings, however, we face competitors including:

Marketing Software

Several marketing-specific software companies exist, and their focus is to push their paid services on to their users through the of marketing niche where specialize. In the marketing software space, Business Warrior competes with Yext, Birdseye, Synup, Mox, and SEMRush. We gather as much data as possible to synthesize the points that affect a business’s revenue and customer growth. We’ve built a platform for the small business to trust as a source of information on their business to see how they’re doing and what they should focus on. We make recommendations for other products and services when there is a match between a business’s issues and promising solutions.

Our competitors’ revenue and new customer growth primarily rely on large reseller distribution strategies and are not built for one-to-one support of businesses. This provides Business Warrior a unique and favorable advantage as our software is personalized per location with step-by-step instructions made for the individual business owner.

There are other competitors attempting to solve the same problems for business owners by creating reporting dashboards and delivering complicated data to the business. These competitors have failed with the small business sector because their products are essentially useless to small businesses that don’t know how to interpret the data, or the actions they should then take. Our competitors lack the connection between analyzing the data and delivering direct action recommendations to solve business owner problems. This provides an opportunity for Business Warrior to be the one all-inclusive remedy that small businesses can rely on to make better decisions and increase revenue.

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Business Funding

Small business lending is a highly competitive market with many market participants on each side of the supply and demand curve. While no single competitor dominates the market, there is considerable variation between market participants, and because of the difficulty and high cost of accurately underwriting borrowers, there is considerable opportunity to innovate, differentiate, and create value.

Business Warrior Funding competes with a nearly unlimited number of companies in the business lending space, including the SBA, most banks and credit unions, credit card providers, merchant cash advance providers, and innovative FinTech lenders like Kabbage (American Express), Lendistry, Lendio, Fundbox, FundingCircle, OnDeck, Credibly, and others.

Every supplier in the market falls somewhere on a spectrum with low costs and complicated underwriting on one end (SBA loans, banks, credit unions), and high costs and simple underwriting on the other end (merchant cash advance, etc.)

Business Warrior uses technology, data, and unique understanding of certain small businesses to combine the high quality and fair pricing of banks and credit unions with the speed and ease of merchant cash advance providers. For those businesses with an online presence and certain other characteristics, Business Warrior is better, faster, and more fair than other solutions.

As a direct lender, we’re the superior option to brands that broker loans to multiple sources.

As a non-bank fintech company, we’re faster and friendlier than banks and traditional lenders. Their underwriting guidelines can be burdensome and the process can take more than 60 days. We’re not a merchant cash advance company, so we’re not buying future receivables, collecting payments daily or weekly, and we’re not charging what amounts to usurious interest rates.

Marketing Agencies

The premium marketing services that we offer through our subsidiary, Helix House, competes with national and local digital marketing agencies such as KlientBoost, OpenMoves, WebFX, Zoek, and SmartSites.

In general, the bases upon which we compete are U.S. based small business owners (service area businesses, medical spas, alternative medicine, plastic surgeons), earning $5,000 to $50,000 monthly revenue, with 1-50 employees.

The Helix House model differs from other premium agencies in this space by prioritizing long-term client relationships which elicits an extremely low churn rate. This limits volatility and provides an additional channel for revenue growth as clients continue to reinvest with the agency to double-down on proven growth and success.

Helix House’s low churn rate is attributed to two primary factors. First, small business packages strategically balance investment in agency services and investment in media which fuels advertising campaigns. This helps small businesses see rapid initial success and incentives further investment with the agency. Second, Helix House reports directly on revenue generated through advertising rather than on “vanity metrics” as prioritized by many agencies. This degree of transparency builds client trust and supports the efficacy of advertising services.

Additionally, Helix House clients are supported by data from the Business Warrior SaaS platform and have access to growth capital through Business Warrior Funding. This trifecta is completely unique in the small business advertising space, providing Business Warrior and Helix House clients with a strong advantage over their competition.

The Business Warrior score and platform provides a unique competitive advantage and reduction of cost per acquisition of premium marketing clients. Helix can quickly evaluate the viability of a lead from the SaaS platform due to business score, thus eliminating hours of background research on lead appointments that is standard in the industry. Through Business Warrior offering the basics of how a potential client is already performing with their marketing; Helix has sales insights simply by having access to the Business Warrior data. These insights are used during the sales process to best product match fit the lead for Helix premium services, including placing leads into higher revenue generating packages from the start of the relationship versus stair-stepping that occurs in most other agencies.

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Once a business owner becomes a Helix customer, the business owner’s experience and our competitive advantage are amplified. The connectedness between the Business Warrior score (and its improvements done by Helix) display instant progress to new clients. When layering in Business Warrior Funding as a mechanism to increase advertising spend, we have created an ecosystem of sustainable revenue.

•	Lead generation from the SaaS platform (the Business Warrior score)
•	Quick evaluation of a leads ability to perform
•	Improvements of the Business Warrior score due to Helix’s quality of work
•	A clear pathway to offer Business Warrior Funding to accelerate a Helix client’s return on investment.

DESCRIPTION OF OUR CAPITAL STOCK

The following description summarizes important terms of our capital stock and our other securities. For a complete description, you should refer to our Certificate of Incorporation and bylaws, forms of which are incorporated by reference to the exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the Wyoming Business Corporation Act (“WBCA”). Please also see “Effect of Certain Provisions of our Bylaws” below.

Capital Stock

The Company has two classes of stock: common and preferred. The Company’s Certificate of Incorporation authorizes the issuance of up to 850,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

General

As of May 31, 2022, there were 441,714,119 of Common Stock issued and outstanding.

Voting Rights

Holders of Company’s Common Stock are entitled to one vote per share on each matter submitted to vote of the Company’s stockholders. Holders of Common Stock do not have cumulative voting rights.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. We have not historically declared or paid cash dividends on our common stock.

Other Rights

Stockholders do not have any preemptive rights or other similar rights to acquire additional shares of Company’s Common Stock or other securities. In the event of liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share of Common Stock entitles its holder to participate ratably in all remaining assets of the Company that are available for distribution to stockholders after providing for each class of stock, if any, having preference over the common stock.

All outstanding shares of Common Stock are fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Co., 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119.

Quotation

Our common stock is quoted on the OTC Markets Pink Open Tier under the symbol “BZWR.”

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Preferred Stock

The Company is authorized to issue from time to time, in one or more series, 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share, subject to any limitations prescribed by law, without further vote or action by the shareholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. As of May 31, 2022, there were two series of preferred stock designated:

Series A. There are 15,500 Series A Preferred Shares authorized and outstanding. The Series A Preferred are convertible into common shares, and have voting rights equal to .01% of the Company’s common shares then outstanding for each Series A Preferred Share.

Series B. There are 100,000 Series B Preferred Shares authorized and 9,994 issued and outstanding. The Series B shares have the following rights:

●	Stated/Liquidation value of $100.00 per share
●	No Voting rights except as required by law.
●

Are convertible into common shares based upon 80% of average closing prices for a share of Common Stock on the principal exchange or market on which such shares are then trading for the 20 trading days immediately preceding the conversion date.

●	The right to elect one director as a class

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROPERTIES

We have an office lease in Scottsdale from our acquisition of Helix House, which we pay $6,000 per month and the lease expires on August 31, 2022. We are in contract negotiations with the building’s management team for an extension. The rest of the Business Warrior team works remotely.

LEGAL PROCEEDINGS

On March 18, 2022 the Company settled Case No. CV2020-050103, brought in the Arizona Superior Court in and for Maricopa County. The Company agreed to pay the plaintiff, Sabin Burrell, $325,000.00 and to deliver 7,500,000 shares of Company common stock. Payments required by the settlement agreement have been made.

Other than as set forth above, we are not a party to any material legal proceedings, nor is our property the subject of any material legal proceeding.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Set forth below are the names of the directors and officers of the Company, all positions and offices with the Company held, the period during which he/she has served as such, and the business experience during at least the last five years:

Name and Address	Age	Date Appointed to Office	Position(s)
Rhett Doolittle	43	January 31, 2020	Chief Executive Officer, Director
Jonathan Brooks	36	January 31, 2020	President, Director
Jeremy Keehn	49	October 21, 2021	Chief Product Officer, Director

No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director or executive officer has been convicted of a criminal offense within the past five years or is the subject of a pending criminal proceeding. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director or officer has been found by a court to have violated a federal or state securities or commodities law.

Rhett Doolittle, Chairman and CEO. Rhett Doolittle founded two previous private companies that were on the Inc 500 Fastest Growing Companies in the United States with the highest being #18. One of those companies had a 3-year growth rate of 8,416%. Rhett’s history of being President and Founder of previous businesses prepared him to build and run Business Warrior. In the 20+ years that Rhett has built and managed companies, he has always had a passion for helping small businesses. He’s traveled all over the country meeting with hundreds of business owners and marketers where he learned what makes them successful or what he feels attributed to their failure. Today, Rhett leans heavily on those learning experiences from working with business owners as he scales and develops Business Warrior’s growing suite of small business solutions. Since the merger, Rhett has led strategy and management of Business Warrior and all subsidiaries as the Chairman and Chief Executive Officer.

Jonathan Brooks, President and Vice Chairman, Jonathan Brooks, leads revenue growth and operations at Business Warrior. Through his leadership role, the company successfully became public in 2020, tripled their subscriber base in 18 months, and launched several new versions of their software. His results-driven track record led to an improved 2020 annual revenue by 1,331% along with growing the team to over 30 people. Jonathan joined Business Warrior in 2016 after a 10-year career at Cox Communications, where he led teams across the U.S. responsible for over 1 million subscribers. At Cox, he held multiple senior management roles in marketing, business operations and product management. Jonathan’s background with SAAS products gave him the experience needed to scale the company.

Jeremy Keehn, Chief Product Officer, Jeremy Keehn, leads software and product development. Jeremy has over 20 years of experience managing software development teams and creating scalable software solutions for Fortune 500 companies. His experience includes payment portals for AT&T/Verizon, software solutions for Nuvei Payments and operational software for other large payment processors. He is a patent holder in the messaging space, a recipient of the mobile excellence award for innovation, and has driven mobile applications to #1 rank placements in multiple countries. Jeremy’s expertise in high-growth, quick to market software development has also been proven through a number of successful tech start-ups in the San Francisco Bay Area.

Board Composition

Our Company’s Board of Directors (see below) appoints our executive officers. Our directors serve until the earlier occurrence of the election of their respective successors at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. There exist no family relationships between the listed officers and directors. Certain information regarding the backgrounds of each of our executive officers and directors is set forth below.

•	Rhett Doolittle is the Chairman of the Board
•	Jonathan Brooks is Vice Chairman of the Board
•	Jeremy Keehn serves as a Director of the Board

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Term of Office

Directors hold office until the annual meeting of the Corporation’s stockholders and the election and qualification of their successors. Officers hold office, subject to removal at any time by the Board, until the meeting of directors immediately following the annual meeting of stockholders and until their successors are appointed.

Family Relationships

The Company has a consulting agreement with Jason Doolittle who is the brother of our CEO. He’s paid $10,000 per month plus expenses to build and manage our Business Warrior Funding product solution.

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or any committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. Until these committees are established, the functions of these committees will be performed by our Board of Directors.

Director Independence

We currently have no independent directors, as the term “independent” is defined by the rules of the NYSE American.

EXECUTIVE COMPENSATION

Summary Compensation Table

As of the date of this Registration Statement, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by or contributed to by our company.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Rhett Doolittle	2020	$102,000	$-	$-	$-	$5,400	$107,400
CEO	2021	$112,000	$-	$207,000	$-	$5,400	$324,4010
Jonathan Brooks	2020	$102,000	$-	$-	$-	$5,400	$107,400
President	2021	$108,000	$-	$-	$248,000	$5,400	$361,400
Jeremy Keehn (1)	2020	$60,000	$-	$-	$-	$-	$60,000
Chief Product Officer	2021	$170,000	$-	$-	$40,000	$-	$210,000
Cody Cross	2020	$102,000	$-	$-		$-	$102,000
	2021	$142,414	$-	$-	$6,000	-	$148,414

(1)

Jeremy Keen is compensated through our agreement with Savior Software LLC. The Company has a technology and development agreement (the “Software Agreement”) with Savior Software for software development, in which Business Warrior owns 100% of the code base and all associated Intellectual Property (IP). The cost to the Company under the Software Agreement is currently between $15,000 and $25,000 per month. The term of the Software Agreement is 12 months and renews automatically.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

The following sets forth the number of shares of our $0.0001 par value common stock beneficially owned by (i) each person who, as of May 31, 2022, was known by us to own beneficially more than five percent (5%) of its common stock; (ii) our individual Directors and (iii) our Officers and Directors as a group. A total of 441,714,119 common shares were issued and outstanding as of May 31, 2022.

Name and Address of Beneficial Owner(1)	Common Stock Beneficial Ownership	Percent of Class(2)	Outstanding Series A Preferred Stock (3)	Percent of Class	Outstanding Series B Preferred Stock (4)	Percent of Class
Named Executive Officers and Directors (5)
Rhett Doolittle	3,000,000	1%	6,975	45%	-	0.0%
Jonathan Brooks	3,000,000	1%	6,200	40%	-	0.0%
Jeremy Keehn	3,090,251	1%	1,500	10%	-	0.0%
Cody Cross	1,500,000	1%	775
All executive officers and directors as a group (five people)	10,590,251	2.3%	15,500	100.0%	-	0.0%

Other 5% Stockholders
Phoenix Associates, Inc.	26,433,333	5.98%
Tatyana Andreyeva	62,215,455	14.1%
Mastiff Group LLC(6)					9,994	83.2%

(1) All ownership is beneficial and of record, unless indicated otherwise.

(2) The Beneficial owner has sole voting and investment power with respect to the shares shown

(3) Each share of Series A Preferred Stock entitles the holder to a number of votes equal to $.01% of the issued and outstanding shares on the record date on all matters submitted to a vote of the Company’s stockholders. See “Description of Capital Stock” above.

(4) Each share of Series B Preferred Stock has a stated value of $100.00 per share and entitles the holder to convert to common stock, following a one year holding period, at 80% of the average of the closing prices over the last 20 trading days. See “Description of Capital Stock” above.

(5) The address for each officer and director is: 455 E Pebble Rd., #230912, Las Vegas, NV

(6) The address for Mastiff Group LLC is: 139 Fulton St., Suite 412, New York, NY

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For the years ended August 31, 2021 and 2020, the Company had Notes payable to related parties is $1,696 as of February 28, 2022. The Due to related parties is $184,248 as of February 28, 2022.

Additionally, the Company has a software development agreement with Savior Software LLC which is owned by Jeremy Keehn, an officer and director of the Company. The cost to the Company under the Software Agreement is currently between $15,000 and $25,000 per month. The term of the Software Agreement is 12 months and renews automatically.

The company has an agreement with EVRGRN Industries LLC pursuant to which they are to supply the company up to three million dollars for advertising related to Business Warrior Funding. Jonathan Brooks, President and board member of Business Warrior, is a 25% owner of EVRGRN Industries LLC.

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LEGAL MATTERS

The validity of the Common Stock offered by this prospectus will be passed upon by Jonathan D Leinwand, P.A.

EXPERTS

The consolidated financial statements of Business Warrior Corporation. as of August 31, 2021 and 2020, were audited by Accell Audit and Compliance, PA, independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms part of a registration statement we have filed with the SEC relating to, among other things, the Common Stock. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the Common Stock. The statements this prospectus make pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement, exhibits and schedules are available through the SEC’s website.

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BUSINESS WARRIOR CORPORATION

INDEX TO FINANCIAL STATEMENTS

Index to Consolidated Financial Statements

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Business Warrior Corporation

Consolidated Financial Statements as of and for the years ended August 31, 2021 and 2020

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BUSINESS WARRIOR CORPORATION

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Business Warrior Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Business Warrior Corporation (the “Company”) as of August 31, 2021 and 2020, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended August 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended August 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-1

Derivatives

When the Company issues debt that contains a conversion feature and/or warrants to purchase common stock, it first evaluates whether the conversion feature meets the requirements to be treated as a derivative. If the conversion feature within convertible debt meets the requirements to be treated as a derivative, the Company uses a third party specialist to estimate and record the fair value of the derivative liability using the Monte Carlo Pricing Model upon the date of issuance. The derivative liability is revalued at the end of each reporting period.

We identified the Company’s application of the accounting for convertible notes and warrants as a critical audit matter. The principal considerations for our determination of this critical audit matter related to the high degree of subjectivity in the Company’s judgments in determining the qualitative factors. Auditing these judgments and assumptions by the Company involves auditor judgment due to the nature and extent of audit evidence and effort required to address these matters.

The primary procedures we performed to address these critical audit matters included the following:

•	We obtained debt and warrant related agreements and performed the following procedures:

-	Reviewed agreements for all relevant terms.

-	Tested management’s identification and treatment of agreement terms.

-

Reviewed and discussed the assumptions and approached used by the third party specialist to calculate the fair value of the derivative liability using the Monte Carlo method to determine whether the derivative liability and related gain or loss recorded by the Company was reasonable.

-	Recalculated the third party specialist’s fair value of each conversion feature based on the terms in the agreements.

-

Assessed the terms and evaluated the appropriateness of the third party’s application of the Company’s accounting policies, along with the use of estimates, in the determination of the amortization of the debt discount.

We have served as the Company’s auditor since 2022.

Tampa, Florida

April 14, 2022

F-2

BUSINESS WARRIOR CORPORATION

CONSOLIDATED BALANCE SHEETS

	August 31,
	2021	2020
Assets
Current Assets:
Cash and cash equivalents	$4,251,741	$53,751
Accounts receivable, net	45,284	43,700
Total current assets	4,297,025	97,451
Property and equipment, net	119,068	53,438
Finance right of use asset, net	92,851	-
Total assets	$4,508,944	$150,889

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$183,136	$272,260
Accrued expenses	1,746,180	669,000
Due to related parties	158,041	152,849
Current portion of finance lease liability	17,086	-
Current portion of convertible notes payable	145,238	259,080
Current portion of due to related parties	-	-
Total current liabilities	2,249,681	1,353,189

Notes payable	5,000	95,000
Notes payable, related party	5,131	22,024
Convertible notes payable	-	109,199
Finance lease liability, long term	75,765	-
PPP note payable	77,500	60,600
SBA loan	149,900	149,900
Derivative liability	-	24,347
Total long term liabilities	313,296	461,070
Total liabilities	2,562,977	1,814,259

Commitments and contingencies (Note 12)

Stockholders’ Equity (Deficit):
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 15,500 shares issued and outstanding	16	16

Common stock, $0.0001 par value; 500,000,000 shares authorized; 394,243,067 and 293,139,140 shares issued and outstanding as of August 31, 2021 and 2020, respectively	39,425	29,314
Additional paid in capital	5,271,880	(359,879)
Accumulated Deficit	(3,365,354)	(1,332,821)
Total stockholders’ equity (deficit)	1,945,967	(1,663,370)

Total liabilities and stockholders’ equity (deficit)	$4,508,944	$150,889

F-3

BUSINESS WARRIOR CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended August 31,
	2021	2020

Sales	$5,523,458	$380,787
Cost of sales	84,519	19,397
Gross profit	5,438,939	361,390

Operating expenses:
Advertising and promotion	1,733,865	235,238
Salaries and wages	1,942,573	331,540
General and administrative expenses	984,056	636,073
Income from operations	778,445	(841,461)
Other (expense) income:
Interest expense	(150,872)	(78,035)
Derivative loss	(2,238,941)	(899)
Gain on extinguishment of debt	191,675	-
Settlement costs	(620,375)	-
Other income	7,535	5,328
Total other expense	(2,810,978)	(73,606)
Net loss before income taxes	(2,032,533)	(915,067)

Provision for taxes	-	-
Net loss	$(2,032,533)	$(915,067)

Net loss per share:
Basic and diluted	$(0.006)	$(0.003)

Weighted average shares used in per share calculation
Basic and diluted	353,158,502	286,741,899

F-4

BUSINESS WARRIOR CORPORATION

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Series A Preferred Stock		Common Stock		Additional Paid In	Accumulated	Member	Member
	Shares	Amount	Shares	Amount	Capital	Deficit	Units	Amount	Total
Balances, August 31, 2019	-	$-	-	$-	$-	$-	100,000	$(1,415,398)	$(1,415,398)
Recapitalization upon merger	15,500	16	283,392,859	28,339	(986,488.00)	(417,754)	(100,000)	1,415,398	39,511
Shareholder debt converted to capital	-	-	-	-	478,161	-	-	-	478,161
Stock issued for services	-	-	909,091	91	40,818	-	-	-	40,909
Issuance of common stock for cash	-	-	1,666,667	167	24,833	-	-	-	25,000
Stock issued in settlement of accounts payable	-	-	7,170,523	717	82,797	-	-	-	83,514
Net loss	-	-	-	-	-	(915,067)	-	-	(915,067)
Balances, August 31, 2020	15,500	16	293,139,140	29,314	(359,879)	(1,332,821)	-	-	(1,663,370)
Issuance of common stock for cash	-	-	70,158,926	7,016	2,711,420	-	-	-	2,718,436
Issuance of common stock for convertible debt	-	-	19,508,433	1,951	1,544,888	-	-	-	1,546,839
Stock issued in settlement of accounts payable	-	-	3,243,243	324	83,676	-	-	-	84,000
Issuance of common stock for warrant exercise	-	-	5,247,822	525	1,141,745	-	-	-	1,142,270
Stock issued for services	-	-	2,945,503	295	150,030				150,325
Net loss	-	-	-	-	-	(2,032,533)	-	-	(2,032,533)
Balances, August 31, 2021	15,500	$16	394,243,067	$39,425	$5,271,880	$(3,365,354)	-	$-	$1,945,967

F-5

BUSINESS WARRIOR CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

	Years Ended August 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(2,032,533)	$(915,067)
Adjustments to reconcile net loss to net cash from operations:
Depreciation	37,254	59,383
Amortization of debt discount	158,487	-
Gain on extinguishment of debt	(191,675)	(10,801)
Stock-based compensation	150,325	40,909
Derivative expense	2,238,941	24,347
Changes in operating assets and liabilities:
Accounts receivable	(1,584)	30,964
Accounts payable	(5,124)	310,261
Accrued expenses	1,216,180	30,000
Net cash flows from operations	1,570,271	(430,004)

Cash flows from investing activities:
Purchase of property and equipment	(101,498)	(166,576)
Net cash flows from investing activities	(101,498)	(166,576)

Cash flows from financing activities:
Net change in related party payables	5192	52,913
Proceeds from notes payable, related party	-	132,505
Proceeds from notes payable	127,868	305,000
Proceeds from convertible notes payable	-	120,000
Payment of finance right of use asset	(1,386)	-
Payments on notes payable	(104,000)	-
Payments of notes payable, related party	(16,893)	(100,607)
Proceeds from issuance of common stock	2,718,436	25,000
Net cash flows from financing activities	2,729,217	534,811

Net change in cash and cash equivalents	4,197,990	(61,769)

Cash and cash equivalents at beginning of period	53,751	115,520

Cash and cash equivalents at end of period	$4,251,741	$53,751

Noncash investing and financing activities:
Stock issued for accounts payable	84,000	83,514
Right of use asset acquiared by finance lease	94,237	-
Stock issued for debt	267,334	-
Related party balances deemed a contribution	-	478,161

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,390	$52,879

Cash paid for taxes	$-	$-

F-6

BUSINESS WARRIOR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2021 AND 2020

1. ORGANIZATION AND NATURE OF OPERATIONS

Organization-Kading Companies, S.A. (“Kading”) was incorporated under the International Business Companies Ordinance of the Territory of the British Virgin Islands on October 10, 1995.

On January 31, 2020, a merger was consummated (the “Merger”) with Bluume LLC., dba Business Warrior (“Business Warrior”), and KDNG Merger Sub, Inc., a wholly-owned subsidiary of Kading (the “Merger Subsidiary”), pursuant to which Business Warrior merged with and into the Merger Subsidiary, with Business Warrior being the surviving entity. Following the Merger, Kading adopted the business plan of Business Warrior. As consideration for the Merger, an aggregate of 15,500 shares of Series A Preferred stock was issued to the former Business Warrior members. Immediately following the transaction, Kading was redomiciled to the jurisdiction of the United States and changed its name to Business Warrior Corporation (the “Company”). The financial statements are those of Business Warrior (the accounting acquirer) prior to the merger and include the activity of Kading (the legal acquirer) from the date of the merger.

Nature of Operations- Business Warrior software helps small businesses simplify and prioritize daily decisions to improve profitability. Business Warrior takes an organic view of each business’s online reputation, listings, website, search results, and advertising. Then the software recommends the imperative actions to drive new customers and improve profitability.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation- The consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its consolidated and wholly owned subsidiaries. The consolidated financial statements reflect the elimination of all significant inter-company accounts and transactions.

Use of Estimates- The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual events and results could materially differ from those assumptions and estimates.

Concentration of Credit Risk- Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Cash and Cash Equivalents- The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained at financial institutions, and at times, balances may exceed federally insured limits.

Property and Equipment- Property and equipment are stated at cost. Depreciation is calculated by the straight-line method over the estimated useful lives of depreciable assets. The Company’s fixed assets consist of computer equipment and office furniture with useful lives of one to five years.

F-7

Cost and accumulated depreciation for property retired or disposed of are removed from the accounts, and any resulting gain or loss is included in earnings. Expenditures for maintenance and repairs are charged to expense as incurred.

Impairment of Long-Lived Assets- Potential impairments of long-lived assets are reviewed when events or changes in circumstances indicate a potential impairment may exist. In accordance with Accounting Standard Codification (“ASC”) Subtopic 360-10, “Property, Plant and Equipment - Overall,” impairment is determined when estimated future undiscounted cash flows associated with an asset are less than the asset’s carrying value.

Accounts Receivable and Allowance for Doubtful Accounts- Accounts receivable are carried at the original invoiced amount less an allowance for doubtful accounts based on the probability of future collection. The probability of future collection is based on specific considerations of historical loss patterns and an assessment of the continuation of such patterns based on past collection trends and known or anticipated future economic events that may impact collectability. The probability of future collection is also assessed by geography. To date, losses resulting from uncollected receivables have not exceeded management’s expectations.

Income Taxes- Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Company has adopted ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Revenue Recognition- The Company recognizes revenue in accordance with Accounting Standards Update 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from sales of products. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

F-8

Identify the customer contract

A customer contract is generally identified when the Company and a customer have executed an arrangement that calls for the Company to grant access to its online software products and provide professional services in exchange for consideration from the customer.

Identify performance obligations that are distinct

A performance obligation is a promise to provide a distinct good or service or a series of distinct goods or services. A good or service that is promised to a customer is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and a company’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract. The Company has determined that subscriptions for its online software products are distinct because, once a customer has access to the online software product is fully functional and does not require any additional development, modification, or customization. Professional services sold are distinct because the customer benefits from the on-boarding and training to make better use of the online software products it purchased.

Determine the transaction price

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods or services to a customer, excluding sales taxes that are collected on behalf of government agencies. The Company estimates any variable consideration to which it will be entitled at contract inception, and reassesses at each reporting date, when determining the transaction price. The Company does not include variable consideration to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized wil occur when any uncertainty associated with the variable consideration is resolved.

Allocate the transaction price to the distinct performance obligations

The transaction price is allocated to each performance obligation based on the relative standalone selling prices (“SSP”) of the goods or services being provided to the customer. The Company determines the SSP of its goods and services based upon the average sales prices for each type of online software product and professional services sold. In instances where there are not sufficient data points, or the selling prices for a particular online software product or professional service are disparate, the Company estimates the SSP using other observable inputs, such as similar products or services.

Recognize revenue as the performance obligations are satisfied

Revenues are recognized when or as control of the promised goods or services is transferred to customers. Revenue from online software products is recognized ratably over the subscription period beginning on the date the Company’s online software products are made available to customers. Most subscription contracts are one year or less. The Company recognizes revenue from on-boarding, training, and consulting services as the services are provided. Cash payments received in advance of providing subscription or services are recorded to deferred revenue until the performance obligation is satisfied.

Net Income (Loss) Per Common Share- The Company computes income per common share, in accordance with ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants. No potential dilutive common shares are included in the computation of any diluted per share amount when a loss is reported.

F-9

Fair Value Measurements- ASC Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Advertising and Promotion- The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. The Company has $1,733,865 and $235,238 in advertising expenses for the years ended August 31, 2021 and 2020, respectively.

Covid-19 Disclosure- The COVID-19 global pandemic may seriously negatively affect the Company’s operations and business. It is possible that this ongoing global pandemic may cause the Company to have to significantly delay or suspend its operations, which would likely result in a material adverse impact on its business and financial positions.

Cost of Revenue - This is comprised of referral and sales commission, advertising for our premium marketing clients, website hosting fees, and data fees for our software subscribers.

Leases- The Company adopted ASU 2016-02, “Leases” (Topic 842). Based on this standard, the Company determines if an agreement is a lease at inception. Operating leases are included in operating lease - right to use, current portion of operating lease liability, and operating lease liability, less current portion in the Company’s consolidated balance sheets. Finance leases are included in property and equipment, net, current portion of long- term debt, net and long-term debt, less current portion and debt issuance costs in the Company’s consolidated balance sheets.

As permitted under ASU 2016-02, the Company has made an accounting policy election not to apply the recognition provisions of ASU 2016-02 to short term leases (leases with a lease term of 12 months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short term leases on a straight-line basis over the lease term.

3. RECENTLY ACCOUNTING PRONOUNCEMENTS

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-10

4. PRO FORMA DISCLOSURES

In March 2022, we closed the acquisition of 100% of the equity interests of Helix House, LLC, a marketing agency based in Scottsdale, Arizona, for a Closing Purchase Price of $2,250,000. The Closing Purchase Price included $1,200,000 in cash and 18,004,115 shares of restricted common stock valued at $1,050,000 at the acquisition date. There is additional earn-out potential based on future revenue growth of the Helix House division as a subsidiary of Business Warrior Corporation. The earn-out potential is up to a total of $600,000 in cash and $1,900,000 in stock, which is valued at the average of the closing prices of the Company’s Common Stock for the 20 trading days following the achievement of the revenue milestones.

The following unaudited pro forma financial results reflects the historical operating results of the Company, including the unaudited pro forma results of Helix House for the years ended August 31, 2021 and 2020, respectively, as if each of these business combinations had occurred as of September 1, 2019. The pro forma financial information set forth below reflects adjustments to the historical data of the Company to give effect to each of these acquisitions and the related equity issuances as if each had occurred on September 1, 2019. The pro forma information presented below does not purport to represent what the actual results of operations would have been for the periods indicated, nor does it purport to represent the Company’s future results of operations. The following table summarizes on an unaudited pro forma basis the Company’s results of operations for the years ended August 31, 2021 and 2020:

	2021	2020
Net sales	$6,412,978	$1,260,875
Net loss	$(1,995,268)	$(809,944)
Net income per share- basic and diluted	$(.005)	$(.003)

Weighted average number of shares of common stock outstanding- basic and diluted	371,162,617	304,746,014

The calculations of pro forma net revenue and pro forma net loss give effect to the business combinations for the period from September 1, 2019 until the respective closing dates for (i) the historical net revenue and net income (loss), as applicable, of the acquired businesses, (ii) incremental depreciation and amortization for each business combination based on the fair value of property, equipment and identifiable intangible assets acquired and the related estimated useful lives, and (iii) recognition of accretion of discounts on obligations with extended payment terms that were assumed in the business combinations.

F-11

5. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	August 31, 2021	August 31, 2020
Software and computer equipment	$386,489	$284,991
Furniture and fixtures and other equipment	2,960	2,960
Leasehold improvements	1,680	1,680
Total property and equipment	391,129	289,631
Less accumulated depreciation	(272,061)	(236,193)
Total property and equipment, net	$119,068	$53,438

For the years ended August 31, 2021 and 2020, depreciation expense was $35,868 and $59,383, respectively.

6. LEASE RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

Finance leases

The Company leases a vehicle which meets the classification of a finance lease under ASC 842. The monthly payments are $1,778 and the term is 60 months. The lease commenced on August 26, 2021.

Finance right of use assets are summarized below:

August 31, 2021
Finance Lease	$94,237
Less accumulated depreciation	(1,386)
Finance lease, net	$92,851

Depreciation expense was $1,386 for the year ended August 31, 2021.

Finance lease liabilities are summarized below:

August 31, 2021
Finance Lease	$92,851
Less: current portion	(17,086)
Long term portion	$75,765

F-12

Maturity of lease liabilities are as follows:	As of August 31, 2021
Year ending August 31, 2022	$21,340
Year ending August 31, 2023	21,340
Year ending August 31, 2024	21,340
Year ending August 31, 2025	21,340
Year ending August 31, 2026	19,562
Total future minimum lease payments	104,924
Less imputed interest	(12,072)
PV of Payments	$92,851

F-13

7. ACCRUED EXPENSES

As of August 31, 2020, the Company owed a payable of $514,000 to a former partner in one of the Company’s subsidiaries, Bluume LLC. In Q3 2021, the Company settled the payable for a total cash payment of $375,000. The Company recognized a gain on the extinguishment of this payable of $139,000.

8. NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

Notes payable consist of the following:

	August 31, 2021	August 31, 2020
Notes Payable	$150,238	$354,080
PPP loan payable	$77,500	$60,600
SBA loan	149,900	149,900
Convertible notes payable	-	109,199

Notes payable, the PPP loan payable and SBA loans consist of various unsecured notes bearing interest up to 12% per annum. Maturity dates range from September 1, 2021 through November 27, 2032.

In December 2019, a novel strain of coronavirus (“COVID-19”) was identified and the disease has since spread across the world, including the United States. In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. As a result of the pandemic, the Company entered into a U.S Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) note payable in the amount of $60,600 in 2020. The PPP loan bears interest at a rate of 1% per annum. The principal amount of the PPP loan is subject to forgiveness if certain requirements are met with respect to how the loan proceeds are used by the Company.

In January 2021, the initial PPP note of $60,600 was fully forgiven and recognized as a gain on extinguishment of debt.

On February 23, 2021, the Company received an additional PPP loan of $77,500. This loan is expected to be 100% forgiven. On March 8, 2021, the Company received an additional PPP loan of $62,002, which was forgiven on August 23, 2021.

The Company also entered into a normal SBA loan during 2020 with a principal amount of $149,900. The note bears interest at a rate of 3.75% per annum. On March 16, 2021, the SBA announced extended deferment periods for all COVID-19 and other disaster loans until 2022. As such, repayment of the Company’s SBA loan will not begin until November 2022.

Convertible Notes Payable convert into stock, which would be restricted for a year following conversion. For the year ended August 31, 2021, convertible notes payable of $248,924 converted to 19,508,433 shares of common stock. There were no notes converted to common stock for the year ended August 31, 2020.

F-14

9. RELATED PARTIES

The Board of Directors has adopted a written related party transaction policy. This policy applies to all transactions that qualify for disclosure. Information about transactions involving related persons is reviewed by Management. Related persons include Company directors and executive officers, as well as their immediate family members. If a related person has a direct or indirect material interest in any Company transaction, then Management would decide whether or not to approve or ratify the transaction. For the years ended August 31, 2021 and 2020, the amounts due to related parties is properly disclosed within the financial statements and footnotes. Notes payable to related parties is $5,131 and $22,024 as of August 31, 2021 and 2020, respectively. The Due to related parties is $158,041 and $152,849 as of August 31, 2021, and 2020, respectively.

10. DERIVATIVE FINANCIAL INSTRUMENTS

Embedded derivatives

The Company’s convertible promissory notes gave rise to derivative financial instruments. The notes embodied certain terms and conditions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. These terms and features consist of the embedded conversion option.

Detachable warrants

Certain convertible notes were issued with detachable warrants which contained terms that did not achieve equity classification.

All of the derivative liabilities were extinguished during the year end August 31, 2021.

The following tables summarize the components of the Company’s derivative liabilities and linked common shares as of August 31, 2020 and the amounts that were reflected in income related to derivatives for the period ended:

	August 31, 2020
The financings giving rise to derivative financial instruments	Indexed Shares	Fair Values
Embedded derivatives	1,827,562	$24,347
Total	1,827,562	$24,347

The following table summarizes the effects on the Company’s gain (loss) associated with changes in the fair values of the derivative financial instruments by type of financing for the years ended August 31, 2021 and 2020:

	For the Years Ended
	August 31, 2021	August 31, 2020
Embedded derivatives	$(995,510)	$(899)
Warrant derivatives	(1,142,270)
Day-one derivative loss	(101,161)	-
Total	$(2,238,941)	$(899)

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. The Company has selected the Monte Carlo Simulation Model, which approximates the Monte Carlo Simulations, valuation technique to fair value the embedded derivative because it believes that this technique is reflective of all significant assumption types, and ranges of assumption inputs, that market participants would likely consider in transactions involving embedded derivatives. Such assumptions include, among other inputs, interest risk assumptions, credit risk assumptions and redemption behaviors in addition to traditional inputs for option models such as market trading volatility and risk-free rates. The Binomial Lattice Model technique is a level three valuation technique because it requires the development of significant internal assumptions in addition to observable market indicators. For instruments in which the time to expiration has expired, the Company has utilized the intrinsic value as the fair value.

F-15

The intrinsic value is the difference between the quoted market price on the valuation date and the applicable conversion price.

The Company utilized the Black Scholes Merton (“BSM”) technique for the warrant derivatives. The significant assumptions utilized in the BSM is risk-free interest, volatility, time to expiration, strike price and underlying price.

Significant inputs and results arising from the Monte Carlo Simulation process are as follows for the embedded derivatives that have been bifurcated from the convertible notes and classified in liabilities:

Inception Dates
Quoted market price on valuation date	$0.018 - $0.025
Effective contractual conversion rates	$0.05
Contractual term to maturity	3 years
Market volatility:
Volatility	228.26% - 400.44%
Risk-adjusted interest rate	1.62%

F-16

The following table reflects the issuances of embedded derivatives and changes in fair value inputs and assumptions related to the embedded derivatives as of August 31, 2021 and 2020.

	Year Ended August 31, 2021	Year Ended August 31, 2020
Balances at beginning of period	$24347	$-
Issuances:
Embedded derivatives	96,667	23,448
Warrant derivatives	54,494
Conversions	(1,116,524)	-
Warrant exercise	(1,196,764)	-
Changes in fair value inputs and assumptions reflected in income	2,137,780	899
Balances at end of period	$-	$24,347

12. COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of August 31, 2021 and 2020, the Company is not aware of any contingent liabilities that has not been be reflected in the financial statements.

13. CONCENTRATIONS

For the year ended August 31, 2021, the Company had one customer representing 94% of total revenue. For the year ended August 31, 2020, the Company had one customer representing 84% of total revenue.

14. INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. Federal income tax rate is 21%.

The provision for Federal income tax consists of the following August 31:

Federal income tax benefit attributable to:	2021	2020
Current Operations	$426,832	$192,164
Less: valuation allowance	(426,832)	(192,164)
Net provision for Federal income taxes	$-	$-

F-17

The cumulative tax effect at the expected rate of 21% of significant stems comprising our net deferred tax amount is as follows:

Deferred tax asset attributable to:	2021	2020
Net operating loss carryover	$706,724	$279,892
Less: valuation allowance	(706,724)	(279,892)
Net provision for Federal income taxes	$-	$-

15. SUBSEQUENT EVENTS

In September and October 2021, the Company issued 21,875,000 common shares for additional Regulation A funding of $1,750,000.

The PPP loan of $77,500 was forgiven on October 22, 2021.

In April 2022, the Company has reached a verbal agreement to settle a pending lawsuit. The formal written settlement agreement has not yet been signed by either party, but is expected to execute on the document soon. The settlement will include a cash payment of $325,000 and 7.5 million shares of restricted common stock. The cash payment of $325,000 has been properly accrued as of August 31, 2021.

F-18

Table of Content

Business Warrior Corporation

Consolidated Financial Statements as of and for the three months and six months ended February 28, 2022 (Unaudited)

F-19

Table of Content

BUSINESS WARRIOR CORPORATION

F-20

BUSINESS WARRIOR CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	February 28,	August 31,
	2022	2021

Assets
Current Assets:
Cash and cash equivalents	$5,888,760	$4,251,741
Accounts receivable, net	50,609	45,284
Total current assets	5,939,369	4,297,025

Property and equipment, net	258,980	119,068
Finance right of use asset, net	84,535	92,851
Total assets	$6,282,884	$4,508,944

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$324,626	$183,136
Accrued expenses	619,961	1,746,180
Deferred revenue	1,878,788	-
Due to related parties	184,248	158,041
Current portion of finance lease liability	17,086	17,086
Current portion of notes payable	95,000	145,238
Total current liabilities	3,119,709	2,249,681

Notes payable	5,000	5,000
Notes payable, related party	1,696	5,131
Finance lease liability, long term	67,561	75,765
PPP note payable	-	77,500
SBA loan	149,900	149,900
Total long term liabilities	224,157	313,296
Total liabilities	3,343,866	2,562,977

Commitments and contingencies (Note 10)

Stockholders' Equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized;
15,500 shares issued and outstanding	16	16

Common stock, $0.0001 par value; 500,000,000 shares authorized;
416,467,067 and 394,242,067 shares issued and outstanding	42,737	39,425
as of February 28, 2022 and August 31, 2021, respectively
Additional paid in capital	7,816,242	5,271,880
Accumulated Deficit	(4,919,977)	(3,365,354)
Total stockholders' equity	2,939,018	1,945,967
Total liabilities and stockholders' equity	$6,282,884	$4,508,944

See notes to unaudited consolidated financial statements

F-21

BUSINESS WARRIOR CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Six months ended
	February 28,		February 28,
	2022	2021	2022	2021

Sales	$736,147	$297,798	$1,188,637	$389,890
Cost of sales	22,329	17,701	45,380	24,714
Gross profit	713,818	280,097	1,143,257	365,176

Operating expenses:
Advertising and promotion	310,505	54,016	619,024	95,966
Salaries and wages	1,072,061	115,771	1,385,598	229,668
General and administrative expenses	369,162	191,620	770,112	236,343
Loss from operations	(1,037,910)	(81,310)	(1,631,477)	(196,801)

Other (expense) income:
Interest income (expense)	351	(18,793)	(226)	(39,245)
Gain on extinguishment of debt	-	192,743	77,500	192,743
Other income (expense)	(3,273)	(172,115)	(420)	(103,661)
Total other expense	(2,922)	1,835	76,854	49,837
Net loss before income taxes	(1,040,832)	(79,475)	(1,554,623)	(146,964)

Provision for taxes	-	-	-	-
Net loss	$(1,040,832)	$(79,475)	$(1,554,623)	$(146,964)

Net loss per share:
Basic and diluted	($0.002)	($0.0002)	($0.001)	($0.0002)

Weighted average shares used in per share calculation
Basic and diluted	426,027,735	358,214,340	417,986,134	306,213,738

See notes to unaudited consolidated financial statements

F-22

BUSINESS WARRIOR CORPORATION

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

(Unaudited)

					Additional
	Series A Preferred Stock		Common Stock		Paid In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances, August 31, 2021	15,500	$16	394,242,067	$39,425	$5,271,880	$(3,365,354)	$1,945,967
Stock issued for services	-	-	150,000	15	29,228	-	29,243
Issuance of common stock for cash	-	-	22,075,000	2,207	1,757,793	-	1,760,000
Net loss	-	-	-	-	-	(513,791)	(513,791)
Balances, November 30, 2021	15,500	16	416,467,067	41,647	7,058,901	(3,879,145)	3,221,419
Issuance of common stock for services	-	-	10,095,469	1,010	717,790	-	718,800
Issuance of common stock for convertible debt	-	-	792,624	79	39,552	-	39,631
Net loss	-	-	-	-	-	(1,040,832)	(1,040,832)
Balances, February 28, 2022	15,500	$16	427,355,160	$42,736	$7,816,243	$(4,919,977)	$2,939,018

					Additional
	Series A Preferred Stock		Common Stock		Paid In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances, August 31, 2020	15,500	$16	293,139,140	$29,314	$(359,879)	$(1,332,821.00)	$(1,663,370)
Recapitalization upon merger
Shareholder debt converted to capital	-	-	-	-	-	-	-
Stock issued for services	-	-	-	-	-	-	-
Issuance of common stock for cash	-	-	9,571,425	957	66,043	-	67,000
Stock issued in settlement of accounts payable	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	(67,489)	(67,489)
Balances, November 30, 2020	15,500	16	302,710,565	30,271	(293,836)	(1,400,310)	(1,663,859)
Issuance of common stock for cash	-	-	31,350,001	3,135	485,865	-	489,000
Issuance of common stock for convertible debt	-	-	11,000,000	1,100	143,900	-	145,000
Stock issued in settlement of accounts payable	-	-	3,243,243	324	83,676	-	84,000
Net loss	-	-	-	-	-	(79,475)	(79,475)
Balances, February 28, 2021	15,500	$16	348,303,809	$34,830	$419,605	$(1,479,785)	$(1,025,334)

See notes to unaudited consolidated financial statements

F-23

BUSINESS WARRIOR CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

Unaudited

	Six months ended February 28,
	2022	2021

Cash flows from operating activities:
Net loss	$(1,554,623)	$(146,964)

Adjustments to reconcile net loss to net cash from operations:
Depreciation	28,892	15,372
Gain on extinguishment of debt	(77,500)	-
Stock-based compensation	29,243	-
Changes in operating assets and liabilties:
Accounts receivable	(5,325)	(216,367)
Accounts payable	141,490	28,320
Accrued expenses	(1,126,219)	144,171
Deferred revenue	1,878,788	-
Net cash flows from operations	(685,254)	(175,468)

Cash flows from investing activities:
Purchase of property and equipment	(160,488)	(160,488)
Net cash flows from investing activities	(160,488)	(160,488)

Cash flows from financing activities:
Net change in related party payables	26,207	45,031
Net change in notes payable	(41,238)	84,492
Payment of finance right of use asset	(8,204)	-
Proceeds from notes payable	-	77,500
Payments on notes payable	(9,000)	-
Payments of notes payable, related party	(3,435)	-
Proceeds from issuance of common stock	2,478,800	556,000
Net cash flows from financing activities	2,482,761	840,523

Net change in cash and cash equivalents	1,637,019	504,567

Cash and cash equivalents at beginning of period	4,251,741	53,751

Cash and cash equivalents at end of period	$5,888,760	$558,318

Noncash investing and financing activities:
Stock issued for accounts payable	-	84,000
Stock issued for debt	(39,631)	(13,424)

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$2,200

Cash paid for taxes	$-	$-

See notes to unaudited consolidated financial statements

F-24

BUSINESS WARRIOR CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.  Organization and Nature of Operations

Organization—Kading Companies, S.A. (“Kading”) was incorporated under the International Business Companies Ordinance of the Territory of the British Virgin Islands on October 10, 1995.

On January 31, 2020, a merger was consummated (the “Merger”) with Bluume LLC., dba Business Warrior (“Business Warrior”), and KDNG Merger Sub, Inc., a wholly-owned subsidiary of Kading (the “Merger Subsidiary”), pursuant to which Business Warrior merged with and into the Merger Subsidiary, with Business Warrior being the surviving entity. Following the Merger, Kading adopted the business plan of Business Warrior. As consideration for the Merger, an aggregate of 15,500 shares of Series A Preferred stock was issued to the former Business Warrior members. Immediately following the transaction, Kading was redomiciled to the jurisdiction of the United States and changed its name to Business Warrior Corporation (the “Company”). The financial statements are those of Business Warrior (the accounting acquirer) prior to the merger and include the activity of Kading (the legal acquirer) from the date of the merger.

Nature of Operations— Business Warrior software helps small businesses simplify and prioritize daily decisions to improve profitability. Business Warrior takes an organic view of each business’s online reputation, listings, website, search results, and advertising. Then the software recommends the imperative actions to drive new customers and improve profitability.

2.  Summary of Significant Accounting Policies

Basis of Presentation—The consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its consolidated and wholly owned subsidiaries. The consolidated financial statements reflect the elimination of all significant inter-company accounts and transactions.

Use of Estimates—The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual events and results could materially differ from those assumptions and estimates.

Concentration of Credit Risk—Financial instruments that potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Cash and Cash Equivalents—The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are maintained at financial institutions, and at times, balances may exceed federally insured limits.

Property and Equipment— Property and equipment are stated at cost. Depreciation is calculated by the straight-line method over the estimated useful lives of depreciable assets. The Company’s fixed assets consist of computer equipment and office furniture with useful lives of one to five years.

F-25

Cost and accumulated depreciation for property retired or disposed of are removed from the accounts, and any resulting gain or loss is included in earnings. Expenditures for maintenance and repairs are charged to expense as incurred.

Impairment of Long-Lived Assets—Potential impairments of long-lived assets are reviewed when events or changes in circumstances indicate a potential impairment may exist. In accordance with Accounting Standard Codification (“ASC”) Subtopic 360-10, “Property, Plant and Equipment – Overall,” impairment is determined when estimated future undiscounted cash flows associated with an asset are less than the asset’s carrying value.

Accounts Receivable and Allowance for Doubtful Accounts— Accounts receivable are carried at the original invoiced amount less an allowance for doubtful accounts based on the probability of future collection. The probability of future collection is based on specific considerations of historical loss patterns and an assessment of the continuation of such patterns based on past collection trends and known or anticipated future economic events that may impact collectability. The probability of future collection is also assessed by geography. To date, losses resulting from uncollected receivables have not exceeded management’s expectations.

Income Taxes— Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Company has adopted ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Revenue Recognition—The Company recognizes revenue in accordance with Accounting Standards Update 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from sales of products. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

F-26

Identify the customer contract

A customer contract is generally identified when the Company and a customer have executed an arrangement that calls for the Company to grant access to its online software products and provide professional services in exchange for consideration from the customer.

Identify performance obligations that are distinct

A performance obligation is a promise to provide a distinct good or service or a series of distinct goods or services. A good or service that is promised to a customer is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and a company’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract. The Company has determined that subscriptions for its online software products are distinct because, once a customer has access to the online software product is fully functional and does not require any additional development, modification, or customization. Professional services sold are distinct because the customer benefits from the on-boarding and training to make better use of the online software products it purchased.

Determine the transaction price

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods or services to a customer, excluding sales taxes that are collected on behalf of government agencies. The Company estimates any variable consideration to which it will be entitled at contract inception, and reassesses at each reporting date, when determining the transaction price. The Company does not include variable consideration to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized wil occur when any uncertainty associated with the variable consideration is resolved.

Allocate the transaction price to the distinct performance obligations

The transaction price is allocated to each performance obligation based on the relative standalone selling prices (“SSP”) of the goods or services being provided to the customer. The Company determines the SSP of its goods and services based upon the average sales prices for each type of online software product and professional services sold. In instances where there are not sufficient data points, or the selling prices for a particular online software product or professional service are disparate, the Company estimates the SSP using other observable inputs, such as similar products or services.

Recognize revenue as the performance obligations are satisfied

Revenues are recognized when or as control of the promised goods or services is transferred to customers. Revenue from online software products is recognized ratably over the subscription period beginning on the date the Company’s online software products are made available to customers. Most subscription contracts are one year or less. The Company recognizes revenue from on-boarding, training, and consulting services as the services are provided. Cash payments received in advance of providing subscription or services are recorded to deferred revenue until the performance obligation is satisfied.

Net Income (Loss) Per Common Share—The Company computes income per common share, in accordance with ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants. No potential dilutive common shares are included in the computation of any diluted per share amount when a loss is reported.

F-27

Fair Value Measurements—ASC Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Advertising and Promotion— The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. For the three and six months ended February 28, 2022, the Company has advertising expenses of $310,505 and $619,024, respectively.

Covid-19 Disclosure— The COVID-19 global pandemic may seriously negatively affect the Company’s operations and business. It is possible that this ongoing global pandemic may cause the Company to have to significantly delay or suspend its operations, which would likely result in a material adverse impact on its business and financial positions.

Cost of Revenue — This is comprised of referral and sales commission, advertising for our premium marketing clients, website hosting fees, and data fees for our software subscribers.

Leases— The Company adopted ASU 2016-02, “Leases” (Topic 842). Based on this standard, the Company determines if an agreement is a lease at inception. Operating leases are included in operating lease – right to use, current portion of operating lease liability, and operating lease liability, less current portion in the Company’s consolidated balance sheets. Finance leases are included in property and equipment, net, current portion of long-term debt, net and long-term debt, less current portion and debt issuance costs in the Company’s consolidated balance sheets.

As permitted under ASU 2016-02, the Company has made an accounting policy election not to apply the recognition provisions of ASU 2016-02 to short term leases (leases with a lease term of 12 months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short term leases on a straight-line basis over the lease term.

3.  RECENTLY ACCOUNTING PRONOUNCEMENTS

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-28

4.  PRO FORMA DISCLOSURES

In March 2022, we closed the acquisition of 100% of the equity interests of Helix House, LLC, a marketing agency based in Scottsdale, Arizona, for a Closing Purchase Price of $2,250,000. The Closing Purchase Price included $1,200,000 in cash and 18,004,115 shares of restricted common stock valued at $1,050,000 at the acquisition date. There is additional earn-out potential based on future revenue growth of the Helix House division as a subsidiary of Business Warrior Corporation. The earn-out potential is up to a total of $600,000 in cash and $1,900,000 in stock, which is valued at the average of the closing prices of the Company’s Common Stock for the 20 trading days following the achievement of the revenue milestones.

The following unaudited pro forma financial results reflects the historical operating results of the Company, including the unaudited pro forma results of Helix House for the years ended February 28, 2022 and 2021, respectively, as if each of these business combinations had occurred as of September 1, 2019. The pro forma financial information set forth below reflects adjustments to the historical data of the Company to give effect to each of these acquisitions and the related equity issuances as if each had occurred on September 1, 2019. The pro forma information presented below does not purport to represent what the actual results of operations would have been for the periods indicated, nor does it purport to represent the Company’s future results of operations. The following table summarizes on an unaudited pro forma basis the Company’s results of operations for the six months ended February 28, 2022 and 2021:

	2022	2021
Net sales	$1,781,514	$686,725
Net loss	$(379,956)	$(74,274)
Net loss per share- basic and diluted	$(0.0005)	$(0.0002)

Weighted average number of shares of common stock outstanding- basic and diluted	435,990,249	376,218,455

The calculations of pro forma net revenue and pro forma net loss give effect to the business combinations for the period from September 1, 2019 until the respective closing dates for (i) the historical net revenue and net income (loss), as applicable, of the acquired businesses, (ii) incremental depreciation and amortization for each business combination based on the fair value of property, equipment and identifiable intangible assets acquired and the related estimated useful lives, and (iii) recognition of accretion of discounts on obligations with extended payment terms that were assumed in the business combinations.

F-29

5.  PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	February 28, 2022	August 31, 2021
Software and computer equipment	$546,977	$386,489
Furniture and fixtures and other equipment	2,960	2,960
Leasehold improvements	1,680	1,680
Total property and equipment	551,617	391,129
Less accumulated depreciation	(292,637)	(272,061)
Total property and equipment, net	$258,980	$119,068

For the six months and three months ended February 28, 2022, depreciation expense was $20,576 and $7,086, respectively. For the six months and three months ended February 28, 2021, depreciation expense was $15,372 and $15,372 and $7,086, respectively.

6.  LEASE RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

Finance leases

The Company leases a vehicle which meets the classification of a finance lease under ASC 842. The monthly payments are $1,778 and the term is 60 months. The lease commenced on August 26, 2021.

Finance right of use assets are summarized below:

February 28, 2022
Finance Lease	$92,963
Less accumulated depreciation)	(8,316)
Finance lease, net	$84,647

Amortization expense was $4,158 and $8,316for the three months and six months ended February 28, 2022, respectively.

F-30

Finance lease liabilities are summarized below:

February 28, 2022
Finance Lease	$84,647
Less: current portion	(17,086)
Long term portion	$67,561

Maturity of lease liabilities are as follows:	As of February 28, 2022

Remainder of 2022	$10,904
Year ending August 31, 2023	21,340
Year ending August 31, 2024	21,340
Year ending August 31, 2025	21,340
Year ending August 31, 2026	19,562
Total future minimum lease payments	94,486
Less imputed interest	(9,839)
PV of Payments	$84,647

7.  DEFERRED REVENUE

The Company entered into an agreement with EVRGRN in December 2021. The Company received $3.0 million, in which the revenue will be recognized ratably over the next twelve months. As of February 28, 2022, the Company has recorded $1,878,788 in deferred revenue.

8.  NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

Notes payable consist of the following:

	February 28, 2022	August 31, 2021
Notes Payable	$100,000	$150,238
PPP loan payable	$-	$77,500
SBA loan	$149,900	$149,900

Notes payable, the PPP loan payable and SBA loans consist of various unsecured notes bearing interest up to 12% per annum. Maturity dates range from September 1, 2021 through November 27, 2032.

In December 2019, a novel strain of coronavirus (“COVID-19”) was identified and the disease has since spread across the world, including the United States. In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. As a result of the pandemic, the Company entered into a U.S Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) note payable in the amount of $77,500 in 2021. The PPP loan bore interest at a rate of 1% per annum. This loan was forgiven on October 22, 2021. The principal amount of the PPP loan is subject to forgiveness if certain requirements are met with respect to how the loan proceeds are used by the Company.

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Convertible Notes Payable convert into stock, which would be restricted for a year following conversion. There was $39,631 of debt converted into 792,624 share of common stock during the six months ended February 28, 2022.

9.  RELATED PARTIES

The Board of Directors has adopted a written related party transaction policy. This policy applies to all transactions that qualify for disclosure. Information about transactions involving related persons is reviewed by Management. Related persons include Company directors and executive officers, as well as their immediate family members. If a related person has a direct or indirect material interest in any Company transaction, then Management would decide whether or not to approve or ratify the transaction. For the years ended August 31, 2021 and 2020, the amounts due to related parties is properly disclosed within the financial statements and footnotes. Notes payable to related parties is $1,696 as of February 28, 2022. The Due to related parties is $184,248 as of February 28, 2022. Notes payable to related parties is $5,131 as of August 31, 2021. The Due to related parties is $158,041 as of August 31, 2021.

10.  COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of February 28, 2022, the Company is not aware of any contingent liabilities that has not been reflected in the financial statements.

11.  CONCENTRATIONS

For the six months ended February 28, 2022, the Company had one customer representing 94% of total revenue. For the three months ended February 28, 2022 the Company had one customer representing 77% of total revenue.

12.  INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. Federal income tax rate is 21%.

As of February 28, 2022 we continue to have a full valuation allowance against all deferred tax assets. We intend to continue maintaining a full valuation allowance on our deferred tax assets until there is sufficient evidence to support reversal of all or some portion of these allowances.

The provision for Federal income tax consists of the following six months February 28:

Federal income tax benefit attributable to:	2022	2021
Current Operations	$326,471	$30,862
Less: valuation allowance	(326,471)	(30,862)
Net provision for Federal income taxes	$-	$-

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The cumulative tax effect at the expected rate of 21% of significant stems comprising our net deferred tax amount is as follows:

Deferred tax asset attributable to:	February 28, 2022	August 31, 2021
Net operating loss carryover	$1,033,195	$279,892
Less: valuation allowance	(1,033,195)	(279,892)
Net provision for Federal income taxes	$-	$-

13.  SUBSEQUENT EVENTS

In March 2022, we closed the acquisition of 100% of the equity interests of Helix House, LLC, a marketing agency based in Scottsdale, Arizona, for a Closing Purchase Price of $2,250,000. The Closing Purchase Price included $1,200,000 in cash and 18,004,115 shares of restricted common stock valued at $1,050,000 at the acquisition date. There is additional earn-out potential based on future revenue growth of the Helix House division as a subsidiary of Business Warrior Corporation. The earn-out potential is up to a total of $600,000 in cash and $1,900,000 in stock, which is valued at the average of the closing prices of the Company’s Common Stock for the 20 trading days following the achievement of the revenue milestones.

In April 2022, the Company has reached a verbal agreement to settle a pending lawsuit. The formal written settlement agreement has not yet been signed by either party, but is expected to execute on the document soon. The settlement will include a cash payment of $325,000 and 7.5 million shares of restricted common stock. The cash payment of $325,000 has been properly accrued as of August 31, 2021 and February 28, 2022.

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PROSPECTUS

Business Warrior Corporation

129,000,000 shares of Common Stock

May 31, 2022

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the Company, other than underwriting discounts and commissions, upon the completion of this Offering. All amounts shown are estimates except for the SEC filing fee.

Approximate Amount
SEC registration fee	$375
Legal fees and expenses	45,000
Accounting fees and expenses	10,000
Transfer agent and registrar fees	3,500
Miscellaneous	3,500

Total	$62,375

Item 14. Indemnification of Directors and Officers.

Section 17-16-856 of the Wyoming General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Wyoming General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

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The Wyoming General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

-	any breach of the director’s duty of loyalty to the corporation or its stockholders;

-	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

-	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

-	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

See also the undertakings set out in response to Item 17 herein.

Item 15. Recent Sales of Unregistered Securities.

 In 2019, the Company issued 85,000,000 shares to its former CEO in payment of accrued and unpaid salary, 50,000,000 of which were returned for cancellation in July 2020.

In January 2020, the Company issued 1,880,859 shares for consulting services.

The Company also issued 15,500 shares of its preferred stock to three officers of the Company in conjunction with the acquisition of Bluume LLC.

During 2020, the Company issued 8,079,614 shares of common stock to settle certain outstanding debts at $.01 per share. Additionally, the Company exchanged notes with a face value of $75,000 for 3,750,000 shares of the Company’s common stock.

During 2021, the Company exchanged 10,787,613 shares of common stock for $176,083.66 in outstanding notes. The Company also sold 47,312,501 shares of common stock for cash to a limited number of private investors.

On May 31, 2022, the Company exchanged 12,491,967 shares of common stock for 9,994 series B preferred shares.

All of the securities referred to, above, were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Regulation D promulgated thereunder. All of the foregoing securities as well the Common Stock issuable upon conversion or exercise of such securities, have not been registered under the Securities Act or any other applicable securities laws and are deemed restricted securities, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

The offering and sales of securities did not involve a public offering; the Company made no solicitation in connection with the sale other than communications with the investors; the Company obtained representations from the investors regarding their investment intent, experience and sophistication; and the investors either received or had access to adequate information about the Company in order to make an informed investment decision.

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Item 16. Exhibits and Financial Statement Schedules.

(a) See the Exhibit Index on the page immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

The following documents are being filed with the Commission as exhibits to this registration statement on Form S-1.

Exhibit Number	Description

3.1(i)	Articles of Continuance
3.1(ii)	Amended and Restated Articles of Incorporation of Business Warrior
3.1(iii)*	Designation of the Series B Preferred Stock
3.2(ii)	Amended Bylaws of Business Warrior Corporation.
5.1*	Opinion of Jonathan D. Leinwand, P.A.
10.1	Plan and Agreement of Merger and Reorganization
10.2	Consulting agreement with Kevin Kading
10.3*	Agreement with Savior Software
10.4*	Development Agreement with Alchemy
10.5*	Agreement with EVRGRN
10.6*	Helix House Membership Interest Purchase Agreement
10.7*	Series B Exchange Agreement
10.8	Common Stock Purchase Agreement (Keystone)
10.9	Registration Rights Agreement (Keystone)
23.1*	Consent of Accell Audit & Compliance, P.A.
23.2*	Consent of Jonathan D. Leinwand, P.A. (contained in Exhibit 5.1 filed herewith)
107	Filing Fee Table

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on June 6, 2022.

Business Warrior Corporation

By:	/s/ Rhett Doolittle
Name:	Rhett Doolittle
Title:	Chief Executive Officer and Director (Principal Executive Officer) (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rhett Doolittle, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rhett Doolittle	Chief Executive Officer and Director	June 6, 2022
Rhett Doolittle	(Principal Executive Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Jonathan Brooks	President and Director	June 6, 2022
Jonathan Brooks

/s/ Jeremy Keehn	Director	June 6, 2022
Jeremy Keehn

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